Exhibit 10.1

LOAN AND SECURITY AGREEMENT

DATED AS OF JUNE 24, 2014

BY AND AMONG

REXFORD INDUSTRIAL – SDLAOC, LLC,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

THE LENDERS REFERENCED HEREIN,

AND

J.P. MORGAN SECURITIES LLC

AS SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

JPMORGAN REAL ESTATE BANKING

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Table of Contents

EXHIBITS
Schedule 1.01	--	Lenders
Exhibit A-1	--	Legal Description – 9404 Cabot Property
Exhibit A-2	--	Legal Description – 9455 Cabot Property
Exhibit A-3	--	Legal Description – 9340 Cabot Property
Exhibit A-4	--	Legal Description – 9855 Distribution Property
Exhibit A-5	--	Legal Description – 9755 Distribution Property
Exhibit A-6	--	Legal Description – 14955-14791 E. Salt Lake Property
Exhibit A-7	--	Legal Description – 5235 E. Hunter Property
Exhibit A-8	--	Legal Description – 3880 W. Valley Property
Exhibit B	--	Promissory Note
Exhibit C	--	Assignment and Assumption
Exhibit D	--	Limited Recourse and Guaranty Provisions
Exhibit E	--	Approved Lease Terms
Exhibit F-1	--	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2	--	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3	--	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4	--	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G	--	Form of Compliance Certificate
Exhibit H	--	Environmental Reports
Exhibit I	--	Physical Condition Reports

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) dated as of this 24th day of June, 2014, is by and among REXFORD INDUSTRIAL – SDLAOC, LLC, a Delaware limited liability company (“Borrower”), JPMORGAN CHASE BANK, N.A., (“JPMorgan”) in its capacity as Administrative Agent (as hereinafter defined), and the Lenders (as hereinafter defined).

RECITALS

WHEREAS, Borrower is acquiring all of that certain real property located at (a) 9404 Cabot Drive, San Diego, California, more particularly described in Exhibit A-1 attached hereto and incorporated herein by this reference (the “9404 Cabot Property”), (b) 9404 Cabot Drive, San Diego, California, more particularly described in Exhibit A-2 attached hereto and incorporated herein by this reference (the “9455 Cabot Property”), (c) 9340 Cabot Drive, San Diego, California, more particularly described in Exhibit A-3 attached hereto and incorporated herein by this reference (the “9340 Cabot Property”), (d) 9855 Distribution Avenue, San Diego, California, more particularly described in Exhibit A-4 attached hereto and incorporated herein by this reference (the “9855 Distribution Property”), (e) 9755 Distribution Avenue, San Diego, California, more particularly described in Exhibit A-5 attached hereto and incorporated herein by this reference (the “9755 Distribution Property”), (f) 14955-14971 E. Salt Lake Avenue, City of Industry, California, more particularly described in Exhibit A-6 attached hereto and incorporated herein by this reference (the “14955 E. Salt Lake Property”), (g) 5235 E. Hunter Avenue, Anaheim, California, more particularly described in Exhibit A-7 attached hereto and incorporated herein by this reference (the “5235 E. Hunter Property”), and (h) 3880 W. Valley Boulevard, Pomona, California, more particularly described in Exhibit A-8 attached hereto and incorporated herein by this reference (the “3880 W. Valley Property”); and

WHEREAS, Borrower has requested, and the Lenders have agreed to provide, financing to Borrower to fund part of the cost of acquiring the Property on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

1.01Definitions.

The following terms shall have the following meanings:

“3880 W. Valley Property” has the meaning set forth in the Recitals.

“5235 E. Hunter Property” has the meaning set forth in the Recitals.

“9340 Cabot Property” has the meaning set forth in the Recitals.

“9404 Cabot Property” has the meaning set forth in the Recitals.

“9455 Cabot Property” has the meaning set forth in the Recitals.

“9755 Distribution Property” has the meaning set forth in the Recitals.

“9855 Distribution Property” has the meaning set forth in the Recitals.

“14955 E. Salt Lake Property” has the meaning set forth in the Recitals.

“ABR,” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Advance for the relevant Interest Period, or for any Floating Rate Advance, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Advance” means a borrowing hereunder, (a) made by the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Lenders, as such amount may have been reduced pursuant to Section 3.14(b) hereof.  The Aggregate Commitment shall be reduced on a dollar-for-dollar basis by payments of principal actually received by the Agent.  As of the date hereof, the Aggregate Commitment is Forty-Eight Million Five Hundred Thousand and No/100 Dollars ($48,500,000.00).

“Agreement” has the meaning assigned to it in the Preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day

(or if such day is not a Business Day, the immediately preceding Business Day) plus 1% (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.08 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

“Annual Debt Service” means, as of any date of determination, annual debt service on a loan with a principal amount equal to the Aggregate Commitment on such date of determination, assuming (a) a fixed rate of interest per annum equal to the greater of (i) the Eurodollar Rate as of such date of determination for a loan in such amount with an Interest Period equal to one (1) month, or (ii) the annual yield to maturity as of such date of determination of a ten (10) year United States Treasury Note in the amount of such loan plus two percent (2.0%) per annum, and (b) amortization of such loan in equal annual payments of principal and interest over a period of thirty (30) years.

“Applicable Margin” means 0.55% with respect to the Floating Rate and 1.55% with respect to the Eurodollar Rate.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that in the case of Section 10.11 when a Defaulting Lender shall exist, “Applicable Percentage” means the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Appraisal” means a written statement setting forth an opinion of the market value of the Mortgaged Property that (i) has been independently and impartially prepared by a qualified appraiser directly engaged by Administrative Agent, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (iii) has been reviewed as to form and content and approved by Administrative Agent, in its reasonable discretion.

“Appraised Value” means, with respect to each Property, “as-is” value of such Property, as determined by the Required Lenders based upon their review of the Appraisals.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lease” means any Lease which (a) is substantially in the form of the Form Lease and (b) if a Major Lease, satisfies the requirements set forth on Exhibit E attached hereto.  A Lease shall be substantially in the form of the Form Lease if the variations from the Form Lease (taken as a whole) do not materially detract from the rights and protections of the lessor set forth in the Form Lease.

“Approved Manager” means Rexford Industrial Realty, L.P., a Maryland limited partnership, or any other reputable and creditworthy property manager, subject to the prior written approval of Administrative Agent, which written approval may be evidenced by e-mail confirmation, not to be unreasonably withheld, with a portfolio of properties comparable to the Mortgaged Property under active management.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04 hereof), and accepted by Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by Administrative Agent.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event  shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such  ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble.

“Borrower Financing Statement” means the UCC financing statement covering the security interests in personal property granted by Borrower to Administrative Agent for the benefit of the Lenders, in the Loan Documents for filing with the Secretary of State of the State of Delaware.

“Borrower’s Funds Account” means a deposit account maintained by Borrower with Administrative Agent pursuant to Section 4.17 hereof.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Cabot Project” means the 9340 Cabot Property, the 9404 Cabot Property and the 9455 Cabot Property, collectively.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Certification of Non-Foreign Status” means an affidavit, signed under penalty of perjury by an authorized officer of Borrower, stating (a) that Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Code and the regulations promulgated thereunder, (b) Borrower’s U.S. employer identification number, and (c) the address of Borrower’s principal place of business.  Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Code, and shall otherwise be in form and substance acceptable to Administrative Agent.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 3.09(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning set forth in Section 11.13 hereof.

“Closing Date” is the earlier of the date of the disbursement of the Loan or the date all the conditions to such disbursement have been satisfied, including recording the Deed of Trust.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, for each Lender, the obligations of such Lender to make Loans not exceeding the amount set forth on Schedule 1.01 or as set forth in any  assignment agreement that has become effective pursuant to Section 11.04 hereof, as such amount may be modified from time to time pursuant to the terms hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent or any other Lender.

“Debt Service Coverage Ratio” means, as of any determination date, the ratio of NOI as of such determination date to Annual Debt Service as of such determination date.

“Debt Yield Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (a) NOI as of such determination date, to (b) the Aggregate Commitment in effect as of such determination date.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies or recourse of creditors generally, including without limitation, the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Deed of Trust” means, individually and collectively, each Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower in favor of Administrative Agent, for the benefit of the Lenders, as amended from time to time, covering a Property.

“Default” has the meaning assigned to it in Section 8.01 hereof.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loan,  or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c), upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has become the subject of a Bankruptcy

Event.

“Designated Persons” means a person or entity (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“dollars” or “$” refers to lawful money of the United States of America.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Dropbox, ShareFile, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any other Person, providing for access to data protected by passcodes or other security system.

“Embargoed Person” has the meaning set forth in Section 6.01(m).

“Employee Benefit Plan” means an employee benefit plan as defined in Section 3(3) of ERISA, maintained, sponsored by or contributed to by Borrower or any ERISA Affiliate.

“Environmental Indemnity Agreement” means, individually and collectively, each separate Environmental Indemnity Agreement of even date herewith executed by Borrower and Guarantor in favor of Administrative Agent, for the benefit of the Lenders, as amended from time to time.

“Environmental Laws” means any local, state or federal law, rule (having the effect of law), regulation or order (having the effect of law) relating to the manufacture, storage, use, handling, discharge, transport, disposal, treatment or clean-up of hazardous or toxic substances or materials, including, without limitation, “CERCLA”, “RCRA”, or state superlien or environmental clean-up statutes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means Borrower or any corporation, trade or business that along with Borrower is treated as a single employer under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 3.07(c) hereof, bears interest at the applicable Eurodollar Rate.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 3.07(c) hereof, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, a per annum rate of interest equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.

“Excess Cash Flow” means, with respect to each period of determination, an amount equal to (a) the aggregate income, revenues, reimbursements and receipts of any kind whatsoever generated during such period from the Property, less (b) the aggregate expenses incurred during such period in connection with the operation of the Property, less (c) the interest, principal fees and other charges actually paid by Borrower to Administrative Agent with respect to the Loan during such period.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.13(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned to it in the definition of Sanctions Law and Regulations.

“Extended Maturity Date” has the meaning set forth in Section 3.14(a) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain letter agreement of even date herewith “Fee Letter” by and among JPMorgan Chase Bank, N.A. and Borrower.

“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin for such day.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 3.07(c) hereof, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 3.07(c) hereof, bears interest at the Floating Rate.

“Flood Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statues may be amended or re-codified from time to time, any substitution therefor, any regulations promulgated thereunder, and all other Legal Requirements relating to flood insurance.

“Foreign Assets Control Regulations” has the meaning assigned to it in Section 6.01(m).

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Form Lease” means the form of lease for the Improvements to be reviewed and approved by Administrative Agent.

“Future Commitment” has the meaning assigned to it in Section 10.11(d) hereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means Rexford Industrial Realty, LP, a Maryland limited partnership.

“Hazardous Substances” means and includes all hazardous and toxic substances, wastes or materials, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances and any other kind and/or type of pollutants or contaminates (including, without limitation, asbestos and raw materials which include hazardous constituents), sewage sludge, industrial slag, solvents and/or any other similar substances, or materials which are included under or regulated by any Environmental Laws; provided, however, that “Hazardous Substances” shall not include (a) materials customarily used in the construction and demolition of buildings, or (b) cleaning materials and office products customarily used in the operation of properties such as the Mortgaged Property, to the extent such materials described in the preceding clauses (a) and (b) are stored, handled, used and disposed of in compliance with all Environmental Laws.

“Improvements” means all buildings, structures and improvements now or hereafter located on any portion of the Property.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all Swap Obligations.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 11.03(b) hereof.

“Initial Maturity Date” means June 24, 2017.

“Interest Election Request” means a request by Borrower to convert or continue an Advance in accordance with Section 3.03 hereof.

“Interest Payment Date” means the fifth (5th) day of each month.

“Interest Period” means with respect to any Eurodollar Advance, the period commencing on the date of such Eurodollar Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

“IRS” means the United States Internal Revenue Service.

“JPMorgan” has the meaning set forth in the preamble.

“Lease” means any lease or other agreement for the use and occupancy of all or any portion of the Improvements, whether now in existence or hereafter arising.

“Legal Requirements” means any and all judicial decisions, statutes, rulings, directions, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower or the Property or Improvements, including, without limitation, the ownership, division, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.

“Lender Reply Period” has the meaning assigned to it in Section 10.09 hereof.

“Lenders” means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lessee” means a tenant under a Lease.

“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Association (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters Screen (or on any successor or substitute page on such screen, or on the appropriate page of such other information service that publishes such rate from time to time in place of Reuters; in each case as the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available for such Interest Period then, such Loan shall accrue interest at the Floating Rate and be made as a Floating Rate Loan.  The LIBO Rate shall never be less than zero percent (0%).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Guaranty” means the Limited Guaranty of even date herewith executed by Guarantor in favor of Administrative Agent, for the benefit of the Lenders, as amended from time to time, evidencing guaranties by the Guarantor with respect to certain acts of Borrower, including without limitation, as described on Exhibit D.

“Loan” or “Loans” means, with respect to any Lender(s), any loans made by such Lender(s) pursuant to this Agreement (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, the Notes, the Deeds of Trust, the Limited Guaranty, the Environmental Indemnity Agreement, the Fee Letter and any and all other documents now or hereafter executed by Borrower, Guarantor or any other guarantor of the Obligations or any portion thereof evidencing, guarantying, securing or otherwise pertaining to the Obligations; provided, however, that Swap Agreements between Borrower and any Lender or Affiliate of any Lender shall not constitute Loan Documents.

“Loan-to-Value Ratio” means the ratio, expressed as a percentage, of (a) the Aggregate Commitment to (b) the aggregate Appraised Value of the Property.

“Major Lease” means any Lease demising more than thirty-three percent (33%) of the net rentable square footage in the applicable Improvements.

“Material Borrower Indebtedness” has the meaning set forth in Section 8.01(t) hereof.

“Material Guarantor Indebtedness” has the meaning set forth in Section 8.01(q) hereof.

“Maturity Date” means the Initial Maturity Date as such date may be extended pursuant to Section 3.14 hereof.

“Maximum Rate” has the meaning set forth in Section 11.13 hereof.

“Minimum Release Price” means, with respect to each Property, the greatest of (a) a sum such that, after giving effect to the requested release of such Property and the payment of the subject release price, (i) the then Remaining Property shall have an aggregate Loan-to-Value Ratio of not more than sixty-five percent (65%) (as determined by Administrative Agent and if required by Administrative Agent, based on a new Appraisal timely obtained by Administrative Agent), and (ii) each then Remaining Property shall have a Loan-to-Value Ratio (based on the Par Loan Amount allocated to such Remaining Property pursuant to the table set forth below) of not more than sixty-five percent (65%) (as determined by Administrative Agent and if required by Administrative Agent, based on a new Appraisal timely obtained by Administrative Agent), (b) a sum such that, after giving effect to the requested release of such Property and the payment of the subject release price, the then Remaining Property shall satisfy, on an aggregate bases, (i) a Debt Service Coverage Ratio of not less than 1.25:1.00, and (ii) a Debt Yield Ratio of at least 9.25%, and (c) the “Par Loan Amount” specified in the chart below with respect to such Property:

Property	Par Loan Amount
3880 W. Valley Property	$6,299,117.00
5235 E. Hunter Property	$7,354,299.00
Cabot Project	$19,185,126.00
9755 Distribution Property	$3,574,829.00
9855 Distribution Property	$5,052,083.00
14955 E. Salt Lake Property	$7,034,546.00

Upon Borrower’s request and the delivery to Administrative Agent of an Appraisal setting forth an opinion of the “as-is” value of each of the 9340 Cabot Property, the 9404 Cabot Property and the 9455 Cabot Property, Administrative Agent shall allocate the Par Loan Amount specified above for the Cabot Project to the 9340 Cabot Property, the 9404 Cabot Property and the 9455 Cabot Property based on the relative “as-is” value of each such Property, which allocation shall be conclusive and binding absent manifest error.  Administrative Agent shall provide prompt written notice of such allocation to Borrower and Lenders, and thereafter such allocation to the 9340 Cabot Property, the 9404 Cabot Property and the 9455 Cabot Property shall, in each case, be deemed to be the Par Loan Amount applicable to such Property for the purposes of clause (c) above.

“Minimum Rental Rate” means a per square foot, monthly rental rate, for the applicable rental basis specified in the chart below, in an amount not less than the “Minimum Rental Rate” specified in the chart below with respect to such Property:

Property	Minimum Rental Rate (triple basis)	Minimum Rental Rate (modified gross basis)
3880 W. Valley Property	$0.54	N/A
5235 E. Hunter Property	$0.51	N/A
9340 Cabot Property	$0.69	N/A
9404 Cabot Property	$0.69	N/A
9455 Cabot Property	$0.69	N/A
9755 Distribution Property	$0.66	N/A
9855 Distribution Property	$0.71	N/A
14955 E. Salt Lake Property	N/A	$0.62

“Mortgaged Property” means the Property, the Improvements and all other property of Borrower subject to a Lien or security interest granted by any of the Loan Documents.

“Net Casualty Proceeds” shall have the meaning set forth in Section 7.01(g)(ii) hereof.

“Net Condemnation Proceeds” shall have the meaning set forth in Section 7.02 hereof.

“NOI” means, as of any date of determination, means the aggregate income, revenues, reimbursements and receipts of any kind whatsoever of the Remaining Property generated from executed approved (or deemed approved) Leases in-place during the trailing twelve-month period prior to the calculation date (excluding income from month-to-month Leases, Leases expiring within three months of the calculation date, Leases that are in monetary default, Leases with tenants that have vacated the applicable Property with respect to such Lease, and Leases with tenants that are in bankruptcy, provided, however, that, so long as any such income from a tenant in bankruptcy is not otherwise excluded as provided in this definition, such income shall be included if the applicable Lease has been assumed by such tenant pursuant to timely and appropriate proceedings approved by the applicable bankruptcy court), less, without duplication, (i) the aggregate expenses incurred during such twelve-month period in connection with the operation of the Remaining Property, but expressly excluding capital expenses, other non-recurring extraordinary expenses, depreciation and amortization, income taxes, debt service on the Loan, amounts funded into reserves and escrows maintained with Administrative Agent pursuant to the Loan Documents, any and all expenses (including, without limitation, legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making or administration of the Loan or the sale, exchange, transfer, financing or refinancing of any Property or in connection with the recovery of insurance proceeds or condemnation awards relating to any Property.

“Non-Defaulting Lender” means any Lender, as determined by Administrative Agent, that is not a Defaulting Lender.

“Notes” means the Promissory Notes executed by Borrower in favor of each of the Lenders, substantially in the form of Exhibit B hereto, as amended from time to time.

“Obligations” means (i) all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other indebtedness, liabilities, or obligations of Borrower to the Lenders or to any Lender, Administrative Agent or any indemnified party arising under the Loan Documents, and (ii) all Swap Obligations under Swap Agreements with one or more Lenders or their respective Affiliates, provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender counterparty thereto (other than JPMorgan or its Affiliates) shall have delivered written notice to Administrative Agent that such a transaction has been or will be entered into and, subject to Administrative Agent’s prior approval in its reasonable discretion, such Swap Obligation shall constitute an Obligation entitled to the benefits of the liens and guaranties provided by the Loan Documents.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.13).

“Participant” has the meaning set forth in Section 11.04(c)(i) hereof.

“Participant Register” has the meaning assigned to such term in Section 11.04(c)(i).

“Permitted Encumbrances” means (a) Liens and security interests granted pursuant to the Loan Documents, (b) the items set forth on Schedule B of the Title Policy, (c) customary easements entered into by Borrower in connection with the development and operation of the Mortgaged Property which Administrative Agent has determined would have no material adverse effect on the use or value of the Mortgaged Property, (d) documents required to be recorded by applicable law which have no material adverse effect on the use or value of the Mortgaged Property, (e) Approved Leases, (f) subordination, non-disturbance and attornment agreements executed by Administrative Agent with respect to Approved Leases, and (g)

memoranda of Approved Leases.

“Permitted Indebtedness” means (a) the Obligations, (b) unsecured letters of credit or guarantees required by Governmental Authorities in connection with the construction of the Improvements, (c) trade debt incurred in the ordinary course of operation of the Mortgaged Property in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due and provided in any event that the outstanding principal balance of such debt shall not exceed at any one time five percent (5%) of the outstanding Obligations, (d) equipment leases entered into in the ordinary course of the operation of the Mortgaged Property and (e) Approved Leases.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Physical Conditions Report” means the physical condition reports described on Exhibit I attached hereto.

“Plan Assets” means the assets of an employee benefit plan within the meaning of 29 C.F.R. 2510.3-101.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan, as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  The Prime Rate is a reference rate and is not necessarily the lowest rate.

“Project Documents” means any agreement relating to the ownership, financing, or operation of the Improvements to which Borrower is a party or beneficiary, whether now existing or hereafter arising; provided, however, that Project Documents shall not include the Loan Documents, any Swap Agreement, or the Leases.

“Property” means, collectively, the 3880 W. Valley Property, the 9340 Cabot Property, the 9404 Cabot Property, the 9455 Cabot Property, the 5235 E. Hunter Property, the 9755 Distribution Property, and the 9855 Distribution Property, and the 14955 E. Salt Lake Property; provided, however, that, for the avoidance of doubt, each of the foregoing shall cease to be a “Property” upon the reconveyance thereof pursuant to Section 3.15 below.

“Qualified Financial Institution” means a financial institution with a long term corporate debt rating of at least “A” from Standard and Poor’s Rating Group or a comparable rating by a rating agency acceptable to Administrative Agent.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning set forth in Section 11.04(b)(iv) hereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Remaining Property” means, after giving effect to the reconveyance of any Property pursuant to Section 3.15 below, the Property that then remains subject to the lien of a Deed of Trust

“Report” means the environmental reports and assessments described in Exhibit H attached hereto.

“Required Lenders” means Lenders (other than Defaulting Lenders) in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sanctions Laws and Regulations” means any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency fundings and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Survey” has the meaning set forth in Section 2.02(b)(v) hereof.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that such Swap Agreement must specifically state that the obligations of Borrower thereunder are to be secured by the Deed of Trust.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Company” means Chicago Title Insurance Company.

“Title Policy” means, individually and collectively, an ALTA Lender’s Policy of Title Insurance in form and substance satisfactory to Administrative Agent issued by the Title Company in the amount of the Aggregate Commitment insuring each Deed of Trust as a first priority lien on the portion of the Property and the Improvements covered thereby, containing such endorsements and with such re-insurance as Administrative Agent may request, excepting only such items as shall be acceptable to Administrative Agent.

“Transactions” means the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or Eurodollar Loan.

“Unmatured Default” means the occurrence of an event which with notice or lapse of time or both would constitute a Default.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.12(f)(ii)(B)(3).

ARTICLE II
CONDITIONS TO DISBURSEMENT

2.01Generally.

Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to Borrower in a single Advance on the Closing Date in an amount equal to the aggregate amount of its Commitment.  No Lender shall be responsible for the failure of any other Lender to perform its obligations to make Loans hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make Loans hereunder.

2.02Conditions to Closing and Advance.

Borrower agrees that, in addition to all other conditions set forth herein, the making of the Loan and the Advance is conditioned upon the fulfillment of each of the following conditions, subject, however, to the right of Administrative Agent to waive any one or more of such conditions in whole or in part:

(a)Loan Documents and Certain Third Party Documents.  Administrative Agent shall have received on the date hereof the following documents fully executed and in form and substance satisfactory to Administrative Agent:

(i)The Notes;

(ii)The Deed of Trust;

(iii)The Limited Guaranty;

(iv)The Environmental Indemnity Agreement;

(v)Intentionally Omitted;

(vi)Borrower Financing Statement;

(vii)The agreement of Borrower’s managing member to cause Borrower to comply with the provisions of Section 4.04 hereof; and

(viii)Administrative Agent’s Disbursement and Rate Management Signature Authorization and Instruction Form.

(b)Additional Closing Deliveries.  Administrative Agent shall have received the following on the date hereof in form and substance satisfactory to Administrative Agent:

(i)An opinion or opinions from counsel for Borrower and Guarantor;

(ii)Current UCC, tax and judgment searches made in such places as Administrative Agent may specify, covering Borrower and showing no filings relating to, or which could relate to, the Mortgaged Property other than those made hereunder;

(iii)Evidence of the insurance required under Section 7.01 hereof;

(iv)A commitment to issue the Title Policy, together with copies of all documentation evidencing exceptions raised therein;

(v)An ALTA survey of each portion of the Property certified in a manner acceptable to Administrative Agent (the “Survey”);

(vi)A certificate of a secretary or assistant secretary of Rexford Industrial Realty, Inc., a Maryland corporation, certifying as to (i) the operating agreements for Borrower, (ii) the authorizing resolutions of Borrower, and (iii) incumbency and specimen signatures of signatories for Borrower, together with (x) a copy of the Certificate of Formation for Borrower, certified by the Delaware Secretary of State as of a recent date, (y) a certificate of good standing as of a recent date for Borrower from the Delaware Secretary of State, and (z) a certificate of good standing as of a recent date for Borrower from the California Secretary of State;

(vii)A certificate of a secretary or assistant secretary of Rexford Industrial Realty, Inc., a Maryland corporation, certifying as to (i) the partnership agreement of Guarantor, (ii) the authorizing resolutions of Guarantor, and (iii) incumbency and specimen signatures of signatories for Guarantor, together with (y) a copy of the Certificate of Limited Partnership for Guarantor, certified by the State Department of Assessments and Taxation of Maryland (“SDAT”) as of a recent date, and (z) a certificate of good standing as of a recent date for Guarantor from the SDAT;

(viii)A copy of the contract to purchase the Property and the related closing statement;

(ix)Evidence indicating whether the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent has having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by Article VII of this Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent and the Lenders;

(x)An Appraisal showing the Loan-to-Value Ratio to be no more than sixty-five percent (65%);

(xi)Evidence satisfactory to Administrative Agent showing that the Aggregate Commitment does not exceed sixty-five percent (65%) of the aggregate purchase price paid by Borrower for the acquisition of the Property;

(xii)A soils report with respect to each Property prepared by an engineer acceptable to Administrative Agent, and copies of all other inspection and test reports with respect to the Property made by or for Borrower;

(xiii)An environmental report with respect to the Property prepared by an environmental consultant acceptable to Administrative Agent;

(xiv)A so-called probable maximum loss report (“PML Report”), which shall address (A) the scenario expected loss that is likely to be sustained by each Property in the event of an earthquake or other seismic casualty at or affecting such Property, and (B) likelihood and likely intensity of an earthquake or other seismic casualty at or affecting each Property;

(xv)The Physical Conditions Report;

(xvi)Evidence indicating compliance by the Improvements with applicable zoning requirements (without requirement for a variance);

(xvii)Evidence that all utilities and municipal services required for the construction and operation of the Improvements are available at the Property;

(xviii)The most recent available financial statements of Borrower, if any, and Guarantor;

(xix)Copies of all Leases executed with respect to the Improvements;

(xx)A fully executed subordination, non-disturbance and attornment agreement in form and substance acceptable to Administrative Agent for each Lease designated by Administrative Agent;

(xxi)A Certification of Non-Foreign Status;

(xxii)A signed IRS Form W-8 or W-9 as applicable; and

(xxiii)Such other information and documents as Administrative Agent may reasonably require.

(c)Fees and Expenses.  All fees and reimbursement of expenses due the Administrative Agent and the Lenders shall be paid prior to or out of the Advance.

(d)Representations and Warranties.  The representations and warranties made hereunder or under any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Administrative Agent pursuant to or in connection with this Agreement, shall be true and correct in all material respects as of the Borrowing Date except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct on and as of such specified date.

ARTICLE III
LOAN TERMS

3.01Loan and Advance.

(a)Generally.  The Advance of the Loan is subject to satisfaction of the conditions to disbursement contained in Article II of this Agreement, as well as the terms of this Article.

(b)Type.  Subject to Section 3.08 hereof, (i) each Advance shall be comprised entirely of Floating Rate Loans or Eurodollar Loans as Borrower may request in accordance herewith and shall bear interest at the applicable Floating Rate or Eurodollar Rate, respectively.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Eurodollar Loan Amounts.  At the commencement of each Interest Period for any Eurodollar Loan, such Loan shall be in an aggregate amount that is not less than $1,000,000.00.  Loans of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of three (3) Eurodollar Loans outstanding.

(d)No Interest Period to Expire After Maturity Date.  Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Advance if the Interest Period requested with respect thereto would end after the Maturity Date.

3.02Funding of Loan Advance.

(a)Generally.  Each Lender shall make the Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., Dallas, Texas time, to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  Administrative Agent will make such Loans available to Borrower by depositing the amounts so received, in like funds, with the Title Company in accordance with escrow instructions satisfactory to Administrative Agent or promptly crediting the amounts so received, in like funds, to an account of Borrower maintained with Administrative Agent and designated by Borrower in Administrative Agent’s Disbursement and Rate Management Signature Authorization and Instruction Form.

(b)Advance Fundings.  Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of the Advance that such Lender will not make available to Administrative Agent such Lender’s share of such Advance, Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the Advance available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Floating Rate Loans.  If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Advance.

3.03Interest Elections.

(a)Generally.  The Advance shall initially be a Floating Rate Advance unless Borrower has elected that the Advance be a Eurodollar Advance.  Thereafter, Borrower may elect to convert such Advance to a different Type or to continue such Advance and, in the case of a Eurodollar Advance, may elect Interest Periods therefor, all as provided in this Section.

Borrower may elect different options with respect to different portions of the affected Advance, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Advance, and the Loans comprising each such portion shall be considered a separate Advance.

(b)Interest Election Request.  To make an election pursuant to this Section, Borrower shall notify Administrative Agent of such election by electronic communication as provided in Section 11.01 (a) in the case of a Eurodollar Advance, not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the proposed Advance, or (b) in the case of a Floating Rate Advance, not later than 11:00 a.m., Dallas, Texas time, one (1) Business Day before the date of the proposed Advance.  Each such Interest Election Request shall be irrevocable and shall be in a form approved by Administrative Agent.

(c)Required Information.  Each Interest Election Request shall specify the following information in compliance with Section 3.01 hereof:

(i)the Advance to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Advance);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)the Type of Advance, i.e., a Floating Rate Advance or a Eurodollar Advance; and

(iv)if the resulting Advance is a Eurodollar Advance, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If no Type of Advance is specified in the Interest Election Request or if any such Interest Election Request requests a Eurodollar Advance but does not specify an Interest Period, then Borrower shall be deemed to have requested a Floating Rate Advance.

(d)Notice to Lenders.  Promptly following receipt of an Interest Election Request, Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Advance.

(e)Failure to Elect; Default.  If Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Advance prior to the end of the Interest Period applicable thereto, then, unless such Advance is repaid as provided herein, at the end of such Interest Period such Advance shall be converted to a Floating Rate Advance.  Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as a Default is continuing (i) no outstanding Advance may be converted to or continued as a Eurodollar

Advance and (ii) unless repaid, each Eurodollar Advance shall be converted to a Floating Rate Advance at the end of the Interest Period applicable thereto.

3.04Repayment of Loans; Evidence of Debt.

(a)Repayment at Maturity.  Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and all unpaid accrued interest on the Maturity Date.

(b)Lender Accounting.  Each Lender shall maintain in accordance with its usual practice an accounting of the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)Administrative Agent Accounting.  Administrative Agent shall maintain an accounting of (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)Prima Facie Evidence.  The entries made in the accounting maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounting or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)Notes.  The Loans made by each Lender shall be evidenced by the Note executed by Borrower in favor of such Lender.

3.05Prepayment of Loans.

Borrower shall have the right at any time and from time to time to prepay any Advance in whole or in part, subject to prior notice in accordance with this Section 3.05.  Borrower shall notify Administrative Agent by  electronic communication as provided in Section 11.01 of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Advance, not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of a Floating Rate Advance, not later than 11:00 a.m., Dallas, Texas time, one (1) Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Advance or portion thereof to be prepaid.  Promptly following receipt of any such notice, Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Advance shall be in an amount that would be permitted in the case of an Advance of the same Type as provided in Section 3.01 hereof.  Prepayments shall be accompanied by accrued interest on the amount prepaid, plus any other break funding payments or fees required by Section 3.10 or other amounts required by Section 3.07 hereof.

3.06Fees.

(a)Loan Fee.  Borrower agrees to pay to Administrative Agent for the account of each Lender a loan fee in the amount separately agreed upon between Borrower and Administrative Agent.

(b)Fees Non-Refundable.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent for distribution, in the case of the loan fee, to the Lenders.  Fees paid shall not be refundable under any circumstances.

3.07Interest.

(a)Floating Rate Loans.  The Loans comprising each Floating Rate Advance shall bear interest at the Floating Rate.

(b)Eurodollar Loans.  The Loans comprising each Eurodollar Advance shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Advance.

(c)Default Rate.  Notwithstanding the foregoing, to the extent permitted under applicable law, upon the occurrence of a Default, and after maturity, the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section.

(d)Payment of Accrued Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)Computation of Interest.  All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.

3.08Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a Eurodollar Advance, (a) Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period, or (b) Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable,  for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for such Interest Period, then Administrative Agent shall give notice thereof to Borrower and the Lenders by electronic communication as provided in Section 11.01 as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Advance to, or continuation of any Advance as, a Eurodollar Advance shall be ineffective, and (ii) if such determination is made prior to the Advance on the Closing Date, such Advance shall be made as a Floating Rate Advance.

3.09Increased Costs.

(a)Increased Costs of Making or Maintaining Loans.  If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), (ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or such other Recipient such additional amount or amounts as will compensate such Lender or such other Recipient for such additional costs incurred or reduction suffered.

(b)Capital Adequacy.  If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificate of Amounts Due.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.  Notwithstanding anything in this Section 3.09, from and after the date such certificate is delivered to Borrower, Borrower shall have the right (but not the obligation) to voluntarily prepay the outstanding principal amount of the Loan, in whole, without prepayment of any charge, premium or fee (other than amounts due, if any, pursuant to Section 3.10 below in connection with the prepayment of any Eurodollar Loans).

(d)Delay in Demand For Compensation.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.10Break Funding Payments.

In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 3.13 hereof, then, in any such event, Borrower shall pay to Administrative Agent an administrative fee of $250.00 and compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error.  Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

By its signature below, Borrower waives any right under California Civil Code Section 2954.10 or otherwise to prepay any Eurodollar Loan, in whole or in part, without payment of the amounts described above.  Borrower acknowledges that prepayment of any Eurodollar Loan may result in Lenders’ incurring additional losses, costs, expenses and liabilities, including lost revenues and lost profits.  Borrower therefore agrees to pay any and all such amounts if any portion of the principal amount of any Eurodollar Loan, whether voluntarily or by reason of acceleration, including acceleration upon any transfer or conveyance of any right, title or interest in the Mortgaged Property giving Administrative Agent the right to accelerate the maturity of the Loans as provided in the Deed of Trust.  Borrower agrees that Lenders’ willingness to offer Eurodollar Loans to Borrower is sufficient and independent consideration, given individual weight by Lenders, for this waiver.  Borrower understands that Lenders would not offer Eurodollar Loans to Borrower absent this waiver.

REXFORD INDUSTRIAL – SDLAOC, LLC,

a Delaware limited liability company

By:Rexford Industrial Realty, L.P.,

a Maryland limited partnership,

its Managing Member

By:Rexford Industrial Realty, Inc.,

a Maryland corporation,

its General Partner

By:_/s/ Howard Schwimmer_______

Name: Howard Schwimmer_____

Title:  Co-Chief Executive Officer

3.11Taxes.

(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by Borrower.  Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payments.  As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.11, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by Borrower.  Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.11(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax

Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.11 (including by the payment of additional amounts pursuant to this Section 3.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival; Defined Terms.  Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.  For purposes of this Section 3.11, the term “applicable law” includes FATCA.

3.12Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)Payments Generally.  Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 3.09, 3.10 or 3.11, or otherwise) prior to 11:00 a.m., Dallas, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to Administrative Agent at its offices at 700 N Pearl Street, 13th Floor, TX1-2625, Dallas, TX 75201, Attention: Commercial Real Estate Loan Administration, except that payments pursuant to Sections 3.09, 3.10, 3.11 and 11.03 hereof shall be made directly to the Persons entitled thereto.  Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in U.S. dollars.

(b)Application of Insufficient Funds.  If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of fees, indemnities and expense reimbursements then due hereunder to the parties entitled thereto; (ii) second, towards payment of interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest then due to such parties, and (iii) third, towards payment of principal then due hereunder and Swap Obligations then due on a pari passu basis, ratably among the parties entitled thereto in accordance with the amounts of principal and Swap Obligations then due to such parties.

(c)Allocation of Payments.  If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(d)Advance Payments.  Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

3.13Mitigation Obligations; Replacement of Lenders.

(a)Mitigation of Increased Costs.  If any Lender requests compensation under Section 3.09 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 3.11 hereof, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.09 or 3.11 hereof, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.09 hereof, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11 hereof, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 hereof), all its interests, rights (other than its existing rights to payments pursuant to Section 3.09 or 3.11 ) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); provided however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund Loans hereunder, the assignee or Borrower, as the case may be, shall holdback from such amounts payable to such Lender and pay directly to Administrative Agent, any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement, and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.09 hereof or payments required to be made pursuant to Section 3.11 hereof, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.14Extension Option.

(a)Extension of Maturity.  At the written request of Borrower made at least sixty (60) but not more than one hundred twenty (120) days prior to the Initial Maturity Date, the Maturity Date shall be extended to the second anniversary of the Initial Maturity Date (the “Extended Maturity Date”) provided that the following conditions are satisfied:

(i)Administrative Agent shall have received evidence indicating whether the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent has having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, and, if so, a flood notification form signed by Borrower and evidence that the flood insurance required by ARTICLE VII of this

Agreement is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent and the Lenders.

(ii)Borrower has demonstrated to the satisfaction of Administrative Agent that, as of the Initial Maturity Date, the Debt Service Coverage Ratio of the then Remaining Property, on an aggregate bases, is at least 1.25:1.00;

(iii)Borrower has demonstrated to the satisfaction of Administrative Agent that, as of the Initial Maturity Date, the Debt Yield Ratio of the then Remaining Property, on an aggregate bases, is at least 9.25%;

(iv)Borrower has delivered to Administrative Agent evidence acceptable to Administrative Agent (which evidence shall be a new Appraisal of each then Remaining Property timely obtained by Administrative Agent) that, as of the Initial Maturity Date, the Loan-to-Value Ratio of the then Remaining does not exceed sixty-five percent (65%);

(v)On or before the Initial Maturity Date, Administrative Agent shall have received, on behalf of the Lenders, an extension fee in an amount equal to two-tenths of one percent (0.20%) of the Aggregate Commitment;

(vi)No Default or Unmatured Default shall have occurred and be continuing on the Initial Maturity Date;

(vii)If requested by Administrative Agent, Administrative Agent shall have received a CLTA 110.5E (or equivalent) endorsement to each Title Policy.

(viii)All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the Initial Maturity Date, except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date; and

(ix)Administrative Agent has received satisfactory documentation evidencing the extension executed by Borrower and consented to by the Guarantor and Borrower shall have paid all of Administrative Agent’s costs and expenses in connection with such extension in accordance with Section 11.03.

(b)Voluntary Prepayment.  In the event the conditions to extension set forth in clauses (ii), (iii) or (iv) of Section 3.14(a) hereof, as applicable, are not satisfied, Borrower may satisfy such requirement(s) prior to the Initial Maturity Date by making a voluntary paydown of the Loan, subject, in each case, to the satisfaction of any conditions to prepayment, including the payment of any prepayment fee or premium.

3.15Reconveyance of Property.

(a)Reconveyance of Property.  From time to time, upon the request of Borrower, Administrative Agent shall reconvey and release all, but not less than all, of a

Property from the Lien of the applicable Deed of Trust (the “Released Property”) upon Borrower’s satisfaction of all of the following conditions precedent:

(i)Borrower shall have submitted to Administrative Agent a written request that Administrative Agent reconvey and release the Released Property from the Lien of the applicable Deed of Trust;

(ii)No Default or Unmatured Default (as therein defined) has occurred and is continuing under any Loan Document;

(iii)Administrative Agent has been paid, in immediately available funds, the reasonable costs of preparing and delivering the reconveyance and of any title insurance endorsements reasonably required by Administrative Agent;

(iv)Administrative Agent has been paid, in immediately available funds, the Minimum Release Price applicable to the Released Property;

(v)The release of the Released Property will not result in the loss by any Remaining Property of access to a public street, the use of necessary easements or utilities, or any parking availability which is necessary for the use and operation of any such Remaining Property for its intended purpose;

(vi)If applicable, the Released Property shall be subject to such reciprocal easement agreements and other agreements as Administrative Agent may reasonably require to ensure that all Remaining Property enjoys adequate ingress and egress, access to a public street, utility access, parking, and such other rights and benefits as Administrative Agent may reasonably require;

(vii)Borrower’s rights under any reciprocal easement agreement or other agreement required pursuant to Section 3.15(a)(vi) above shall, in each case, be subject to the lien of each other Deed of Trust covering the Remaining Property;

(viii)The Released Property shall constitute a separate legal lot in accordance with applicable California law, including without limitation, the California Subdivision Map Act;

(ix)After giving effect to the requested release, the 9755 Distribution Property shall not represent more than twenty-five percent (25%) of the aggregate “as-is” value of the Remaining Property (as determined by Administrative Agent and if required by Administrative Agent, based on a new Appraisal timely obtained by Administrative Agent); and

(x)All escrow, closing and recording costs have been paid at no expense to Administrative Agent.

The foregoing conditions precedent contained in this Section 3.15(a) are solely for the benefit of Administrative Agent and Lenders and, subject to the terms and conditions of this Agreement, may be waived in writing by Administrative Agent and in no other manner.

(b)Swap Obligations.  Notwithstanding the foregoing provisions of this Section 3.15, if after giving effect to the release and reconveyance of the Lien of the applicable Deed of Trust encumbering a Property, no other Property will be subject to the Lien of any Deed of Trust, and if the Deed of Trust to be released secures any Swap Obligations of Borrower or any other party under a Swap Agreement with one or more Lenders or their respective Affiliates, Administrative Agent shall not be required to reconvey the lien of such Deed of Trust unless Borrower shall provide to Administrative Agent or the applicable Lender or Affiliate of Lender such substitute security for such Swap Obligations as Administrative Agent or the applicable Lender or Affiliate of Lender may require in its sole discretion.

ARTICLE IV
general covenants

4.01Inspection.

(a)Inspections.  Administrative Agent, through its officers, agents and employees, shall have the right, subject to the rights of tenants, at all reasonable times, on reasonable prior notice and at Administrative Agent’s sole risk (i) to enter upon the Mortgaged Property and inspect the Mortgaged Property, and (ii) to examine the books, records, accounting data and other documents pertaining to the Mortgaged Property.  Borrower will cooperate with Administrative Agent and its representatives and consultants.

(b)Exculpation.  It is expressly understood and agreed that Administrative Agent is under no duty to inspect the Mortgaged Property, and that any such inspection by or on behalf of Administrative Agent is for the sole purpose of protecting the interests of Administrative Agent and the Lenders with respect to the Mortgaged Property.  Failure to inspect the Mortgaged Property or any part thereof shall not constitute a waiver of any of Administrative Agent’s rights hereunder.  Inspection not followed by notice of Default shall not constitute a waiver of any Default then existing.  It is further understood and agreed that any consents or approvals of Lender hereunder are for the sole purpose of protecting the interests of Lender under the Loan Documents and Borrower shall have no right to rely on such approvals for Borrower’s purposes.

4.02Liens, Taxes, and Governmental Claims.

(a)Liens.  Borrower shall pay, satisfy and obtain the release of all other claims and Liens affecting or purporting to affect the title to, or which may be or appear to be Liens on, the Mortgaged Property or any part thereof (other than the Permitted Encumbrances), and all costs, charges, interest and penalties on account thereof, including without limitation the claims of all Persons supplying labor or materials to the Mortgaged Property, and to give Administrative Agent, upon demand, evidence satisfactory to Administrative Agent of the payment, satisfaction or release thereof.  Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any claims or Liens which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that Borrower complies with the provisions of Section 4.02(c) hereof.

(b)Taxes.  Borrower agrees to pay or cause to be paid, prior to the date they would become delinquent if not paid, any and all taxes, assessments and governmental charges whatsoever levied upon or assessed or charged against the Mortgaged Property, including all water and sewer taxes, assessments and other charges, fines, impositions and rents, if any.  If requested by Administrative Agent, Borrower shall give to Administrative Agent a receipt or receipts, or certified copies thereof, evidencing every such payment by Borrower, not later than forty-five (45) days after such payment is made.  Notwithstanding the foregoing, nothing herein contained shall require Borrower to pay any taxes, assessments or governmental charges which Borrower in good faith disputes and which Borrower, at its own expense, is currently and diligently contesting, provided that applicable law allows non-payment thereof during the pendency of such contest, and provided further that Borrower complies with the provisions of Section 4.02(c) hereof.

(c)Contest.  Borrower shall not be required to pay any taxes, assessments, governmental charges, or claims, or Liens being contested in accordance with the provisions of Section 4.02(a) or (b) hereof, as the case may be, so long as (i) Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Administrative Agent or the Lenders and promptly pays all amounts ultimately determined to be owing, and (ii) Borrower provides security for the payment of such tax, assessment or governmental charge, or claim or Lien (together with interest and penalties relating thereto) in an amount and in form and substance satisfactory to Administrative Agent.  If Borrower shall fail to pay any such amounts ultimately determined to be owing or to proceed diligently to prosecute such dispute or contest as provided herein, then, upon the expiration of ten (10) days after written notice to Borrower by Administrative Agent of Administrative Agent’s determination thereof, in addition to any other right or remedy of Administrative Agent, Administrative Agent may, but shall not be obligated to, discharge the same, and the cost thereof shall be reimbursed by Borrower to Administrative Agent.  The payment by Administrative Agent of any delinquent tax, assessment or governmental charge, or any claim or Lien which Administrative Agent in good faith believes might be prior hereto, shall be conclusive between the parties as to the legality and amount so paid, and Administrative Agent shall be subrogated to all rights, equities and liens discharged by any such expenditure to the fullest extent permitted by law.

4.03Leases.

(a)Affirmative Covenants.  Borrower shall (i) duly and punctually observe, perform and discharge in all material respects the obligations, terms, covenants, conditions and warranties of Borrower as landlord under the Leases, (ii) give prompt notice to Administrative Agent of any material failure on the part of Borrower to observe, perform and discharge the same or of any written claim made by any Lessee under a Major Lease of any such material failure by Borrower, (iii) enforce the performance of each and every material obligation, term, covenant, condition and agreement in the Leases to be performed by any lessee or any guarantor (including, without limitation, the tenant’s obligation to pay rent as and when due), (iv) appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of Borrower and any lessee thereunder, do so in the name and on behalf of Administrative Agent upon request by Administrative Agent, but at the expense of Borrower, and pay all costs and expenses of Administrative Agent, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Administrative Agent shall appear, (v) at the request of Administrative Agent, use commercially reasonable efforts to cause each lessee under a Lease to execute and deliver to Administrative Agent a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Administrative Agent promptly upon the execution of such Lease, (vi) at the request of Administrative Agent, in confirmation of the assignment and transfer contemplated by the applicable Deed of Trust, execute and deliver to Administrative Agent assignments and transfers of all future Leases upon the same terms and conditions as contained in such Deed of Trust, and (vii) make, execute and deliver to Administrative Agent upon demand and at any time or times, any and all assignments and other documents and instruments which Administrative Agent may reasonably deem advisable to carry out the true purposes and intent of the assignment set forth in the applicable Deed of Trust.  Administrative Agent shall cooperate in good faith with any request made in connection with a Lease approved or deemed approved by Administrative Agent in accordance with the terms of this Agreement for the execution and delivery by Administrative Agent of a subordination, non-disturbance and attornment agreement prepared on Administrative Agent’s then-current standard form subordination, non-disturbance and attornment agreement with only such changes thereto as Administrative Agent may approve in its sole and absolute discretion.

(b)Negative Covenants.  Unless Borrower first obtains the written consent of Administrative Agent (which consent shall not be unreasonably withheld), Borrower shall not (i) cancel, terminate or consent to any surrender of any Major Lease unless such Major Lease is immediately replaced with a Major Lease with comparable or better terms or unless compelled to do so under court order, (ii) materially and adversely modify or alter the terms of any Major Lease unless, after giving effect to any such modification or alteration, such Major Lease satisfies the requirements for “deemed” approval as set forth in Exhibit E, (iii) waive or release any lessee or any guarantors under a Major Lease from any material obligations or conditions to be performed by such lessee or guarantors, (iv) enter into any Lease of all or any portion of any Property unless such Lease is an Approved Lease, (v) renew or extend the term of any Major Lease, except as required under the terms of such Major Lease or unless such Major Lease, as so renewed or extended, satisfies the requirements for an Approved Lease, (vi) except as required under the terms of a Major Lease, consent to any subletting of the premises under any Major Lease, to any assignment of any such Major Lease by the lessee thereunder, or to any assignment of or further subletting of any sublease of any such Major Lease unless, after giving effect to such sublease or assignment, such Major Lease (and any and all subleases thereof) satisfies the requirements for an Approved Lease, (vii) receive or collect any rents from any lessee for a period of more than one month in advance, (viii) further pledge, transfer, mortgage or otherwise encumber or assign future payments of rents, or (ix) waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any lessee under any Lease of and from any material obligations, covenants, conditions and agreements to be kept, observed and performed by such lessee, including the obligation to pay rents thereunder, in the manner and at the time and place specified therein.  Borrower may deliver to Administrative Agent a negotiated term sheet or letter of intent with respect to any proposed new Lease or any proposed amendment to any existing Lease and request that Administrative Agent provide Borrower with Administrative Agent’s preliminary, non-binding approval or disapproval of any such proposed terms (in each case, a “Preliminary Response”).  Administrative Agent shall review any such request promptly and shall use commercially reasonable efforts to respond to such request within five (5) Business Days.  Borrower expressly acknowledges, however, that any such Preliminary Response provided by Administrative Agent shall be non-binding and shall not constitute, or be deemed to constitute, an approval by Administrative Agent of any such terms or any such proposed Lease or amendment.  Administrative Agent’s failure to disapprove any matter as to which Administrative Agent’s prior approval is required under this Section 4.03(b) within a seven (7) Business Day period after Administrative Agent shall have received a written request for approval specifically referencing this Section 4.03(b) and all documents and materials reasonably requested by Administrative Agent in connection with any such matter (including, without limitation, complete copies of any proposed Lease or amendment to any Lease, and any and all financial statements and materials of any proposed tenant, subtenant and any lease guarantor to the extent available to Borrower) shall be deemed to constitute Administrative Agent’s approval thereof.

4.04Operations of Borrower.

(a)Without limitation of any other provisions of this Agreement or any other Loan Document, Borrower hereby represents, warrants, covenants and agrees that it has not and shall not:

(i)engage in any business or activity other than the acquisition, development, construction, ownership, leasing, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

(ii)acquire or own any material asset other than the Property, the Improvements, and such incidental personal property as may be necessary for the construction and operation of the Improvements;

(iii)merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case the prior written consent of Administrative Agent;

(iv)fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Administrative Agent, amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents;

(v)own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior written consent of Administrative Agent;

(vi)commingle its assets with the assets of any of its partner(s), members, shareholders, Affiliates, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower permitted hereunder and properly accounted for;

(vii)incur any Indebtedness other than Permitted Indebtedness;

(viii)allow any Person to pay its debts and liabilities or fail to pay its debts and liabilities solely from its own assets;

(ix)fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, partners, members, principals and Affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other Person or fail to prepare and maintain its own financial statements in accordance with GAAP and susceptible to audit, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Mortgaged Property is actually owned by Borrower;

(x)enter into any contract or agreement with any shareholder, partner, member, principal or Affiliate of Borrower, any Guarantor or any shareholder, partner, member, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or Affiliate of Borrower or Guarantor, or any shareholder, partner, member, principal or Affiliate thereof;

(xi)seek dissolution or winding up, in whole or in part;

(xii)fail to correct any known misunderstandings regarding the separate identity of Borrower;

(xiii)hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of another Person or allow any Person to hold itself out to be responsible or pledge its assets or credit worthiness for the Indebtedness of Borrower (except pursuant to the Loan Documents);

(xiv)make any loans or advances to any third party, including any shareholder, partner, member, principal or Affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof;

(xv)fail to file its own tax returns (except to the extent that Borrower is permitted or required to file a consolidated tax return under applicable Legal Requirements or is a tax disregarded entity that is not required to file a tax return under applicable Legal Requirements) or to use separate contracts, purchase orders, stationery, invoices and checks;

(xvi)fail either to hold itself out to the public as a legal entity separate and distinct from any Person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the Indebtedness of any third party (including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or Affiliate thereof);

(xvii)fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, any Guarantor) any overhead for common employees, shared office space or other overhead and administrative expenses;

(xviii)allow any Person to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations; provided, however, that the foregoing shall not require any parent or member of Borrower to make any additional capital contributions to Borrower;

(xix)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not apply to the extent that there is insufficient revenue generated by the Property;

(xx)file a voluntary petition or otherwise initiate proceedings seeking liquidation, reorganization or other relief under any Federal, state or foreign Debtor Relief Laws, for Borrower or any general partner, manager or managing member of Borrower, or consent to the institution of, or fail to contest in a timely and appropriate manner, and proceeding or petition under Debtor Relief Laws against Borrower or any general partner, manager or managing member of Borrower, or file a petition seeking or consenting to reorganization or relief of Borrower or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower or any general partner, manager or managing member of Borrower or of all or any substantial part of the properties and assets of Borrower or any general partner, manager or managing member of Borrower, or make any general assignment for the benefit of creditors of Borrower or any general partner, manager or managing member of Borrower, or admit in writing the inability of Borrower or any general partner, manager or managing member of Borrower to pay its debts generally as they become due or declare or effect a moratorium on Borrower or any general partner, manager or managing member of Borrower debt or take any action in furtherance of any such action;

(xxi)hold itself out as or be considered as a department or division of (x) any shareholder, partner, principal, member or Affiliate of Borrower, (y) any Affiliate of a shareholder, partner, principal, member or Affiliate of Borrower, or (z) any other Person, or allow any Person to identify Borrower as a department or division of that Person; or

(xxii)conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or the creditors of any other Person.

The foregoing provisions of this Section 4.04 shall not operate to prohibit Borrower from entering into Swap Agreements otherwise permitted under this Agreement.

4.05Management.

Borrower at all times shall provide for the competent and responsible management and operation of the Mortgaged Property.  At all times, Borrower shall cause the Mortgaged Property to be managed by Borrower, an Affiliate of Borrower or an Approved Manager.  All management contracts affecting the Mortgaged Property shall be terminable upon thirty (30) days’ written notice without penalty or charge (except for unpaid accrued management fees).  Any management contract or contracts affecting the Property must be approved in writing by Administrative Agent prior to the execution of the same, which approval shall not be unreasonably withheld, conditioned or delayed.  Borrower shall cause any Approved Manager to execute and deliver to Administrative Agent an assignment and subordination of property management agreement in form and substance reasonably acceptable to Administrative Agent.

4.06Appraisals.

Administrative Agent shall have the right to order new Appraisals of the Mortgaged Property from time to time.  Each Appraisal is subject to review and approval by Administrative Agent.  Borrower agrees upon demand to pay to Administrative Agent the cost and expense for such Appraisals and a fee for Administrative Agent’s review of each Appraisal.  Borrower’s obligation to pay such cost and expense shall be limited to one Appraisal per year, unless the Appraisal is ordered after the occurrence of a Default or is required by Legal Requirement or is required in connection with Borrower’s exercise of an extension option pursuant to Section 3.14.

4.07Operating and Reserve Accounts.

Borrower shall maintain all operating and reserve accounts for the Mortgaged Property at JPMorgan.

4.08Prohibited Distributions.

After the occurrence and during the continuation of a Default or Unmatured Default, Borrower shall not make any dividend or distribution to its members, or make any other payment to Persons holding a direct or indirect ownership interest in Borrower or engage in any transaction that has a substantially similar effect.

4.09Borrower’s Right to Contest Legal Requirements.

Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, no Default or Unmatured Default shall occur hereunder as a result of the failure of Borrower or the Property or Improvements to comply with any Legal Requirement, including, without limitation, Environmental Laws, so long as the following conditions are satisfied:

(a)Borrower is contesting the applicability of such Legal Requirement to Borrower or the Property or Improvements in good faith and has so notified Lender;

(b)Borrower has properly commenced and is diligently pursuing such contest;

(c)the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful;

(d)Borrower demonstrates to Administrative Agent’s satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter likely to be necessary;

(e)Neither Administrative Agent nor any Lender is at risk for any material liability due to Borrower’s non-compliance with such Legal Requirement; and

(f)Borrower’s non-compliance with such Legal Requirement will not result in a Lien (other than a Permitted Encumbrance) or charge on the Property or the Improvements, the enforcement of which is not stayed by such contest or insured or bonded over to the satisfaction of Administrative Agent.

4.10Government Regulation.

Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by any Lender at any time to enable such Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

4.11Financial Information and Other Deliveries.

(a)Borrower.

(i)Within forty-five (45) days after the end of each of Borrower’s fiscal quarters, Borrower shall deliver to Administrative Agent (A) an operating statement (showing actual to budgeted results) and a lease status report (including a rent roll) for the Property and Improvements, each dated as of the last day of such fiscal quarter, and (B) a balance sheet, statement of operations and statement of cash flow for Borrower, each dated as of the last day of such fiscal quarter, in form and substance satisfactory to Administrative Agent and certified by the chief financial officer of Borrower.

(ii)Within ninety (90) days after the end of each of Borrower’s fiscal years, Borrower shall deliver to Administrative Agent a balance sheet, statement of operations and statement of cash flow for Borrower, each dated as of the last day of such fiscal year, in form and substance satisfactory to Administrative Agent and certified by the chief financial officer of Borrower.

(iii)Within forty-five (45) days after each Test Date (as defined in Section 4.16 below) a compliance certificate in the form attached hereto as Exhibit G evidencing Borrower’s satisfaction of the Minimum Required Debt Yield (as defined in Section 4.16 below).

(iv)Borrower shall promptly deliver to Administrative Agent written notice of (A) the occurrence of any Default or Unmatured Default or the occurrence of an event which would make any representation or warranty contained herein untrue or misleading in any material respect as of the date of such event, and (B) the occurrence of any monetary or material non-monetary default under any Major Lease.

(v)Borrower shall deliver to Administrative Agent such other information and materials with respect to Borrower, the Mortgaged Property, the Guarantor, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

(b)Guarantor.

(i)Within ninety (90) days after the end of each of Guarantor’s fiscal quarters, Borrower shall deliver to Administrative Agent a balance sheet, statement of operations and statement of cash flow for Guarantor, each dated as of the last day of such fiscal quarter, in form and substance satisfactory to Administrative Agent and certified by the chief financial officer of Guarantor;

(ii)Within one hundred twenty (120) days after the end of each of Guarantor’s fiscal years, Borrower shall deliver to Administrative Agent a balance sheet, a statement of operations and a statement of cash flow for Guarantor, each dated as of the last day of such fiscal year, in form and substance satisfactory to Administrative Agent and audited by an independent auditor acceptable to Administrative Agent.

(iii)Borrower shall deliver to Administrative Agent such other information and materials with respect to Guarantor as Administrative Agent shall request.

4.12Hazardous Substances.

Borrower warrants, represents and covenants as follows:

(a)Report; Compliance with Environmental Laws.  Borrower has caused the preparation of the Report, and except as disclosed in the Report, to the actual knowledge of Borrower, Borrower and the Property are in full compliance with all Environmental Laws.

(b)No Liens, Notices or Actions.  Except as disclosed in the Report, to Borrower’s knowledge, neither Borrower nor the Property are subject to any private or governmental Lien or judicial or administrative notice or action pending, or threatened in writing, relating to Hazardous Substances or the environmental condition of the Property.

(c)No Hazardous Substances; Compliance with Environmental Laws.  Except as disclosed in the Report, to Borrower’s actual knowledge, no Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged from (including ground water contamination) the Property, and no above or underground storage tanks exist on the Property.  Borrower shall not allow any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on the Property and shall comply with all Environmental Laws affecting the Property.

(d)Notice.  Borrower shall immediately notify Administrative Agent should Borrower become aware of (i) any Hazardous Substance or other environmental problem or liability with respect to the Property or (ii) any Lien, action, or notice of the nature described in Section 4.15(b) above.

4.13ERISA.

(a)Plan Assets; Compliance; No Material Liability.  Borrower hereby covenants and agrees that (i) Borrower shall not use any Plan Assets to repay or secure the Obligations, (ii) no assets of Borrower or Guarantor are or will be Plan Assets, (iii) each Employee Benefit Plan will be in material compliance with all applicable requirements of ERISA and the Code except to the extent any defects can be remedied without material liability to Borrower under Revenue Procedure 2008-50 or any similar procedure, and (iv) Borrower will not have any material liability under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.

(b)Transfer of Interests.  In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower hereby covenants and agrees that Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interests or rights (direct or indirect) in any Loan Document or any portion of the Mortgaged Property or attempt to do any of the foregoing or suffer any of the foregoing, or permit any party with a direct or indirect interest or right in any Loan Document or any portion of the Mortgaged Property to do any of the foregoing, if such action would cause this Agreement, any of the other Loan Documents, or the Obligations or the exercise of any of Administrative Agent’s or any Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless Borrower furnishes to Administrative Agent a legal opinion satisfactory to Administrative Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code) or would otherwise result in the Mortgaged Property, or assets of Borrower or Guarantor being Plan Assets.

(c)Indemnity.  Borrower hereby agrees to indemnify Administrative Agent, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not Administrative Agent, any Lender or any Affiliate is a party thereto) which any of them may actually pay or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in Administrative Agent’s or any Lender’s judgment by reason of the inaccuracy of the representations and warranties set forth in Section 6.01(i) hereof or a breach of the provisions set forth in this Section 4.13.  The obligations of Borrower under this Section 4.13 shall survive the termination of this Agreement.

4.14Compliance with Laws.

Borrower shall comply with all Requirements of Law applicable to it or its property (including, without limitation, the Mortgaged Property).

4.15Sanctions Laws and Regulations.

(a)The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations , or (ii) in any other manner  that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b)None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations.

4.16Debt Yield.

(a)Borrower will not permit the Debt Yield Ratio to be less than 9.25% (the “Minimum Required Debt Yield”), which shall be tested as of June 30 of each year commencing with June 30, 2015 (each a “Test Date”).  If, as of any Test Date, the Debt Yield Ratio is less than the Minimum Required Debt Yield, then Borrower shall deposit all Excess Cash Flow generated by the Property during each month into the Borrower’s Funds Account, commencing with the month immediately preceding the applicable Test Date and continuing each month thereafter (the “Cash Flow Sweep”) until the occurrence of a Cash Flow Sweep Termination Event (as defined below).  Required deposits of Excess Cash Flow shall be made within ten (10) Business Days after the end of each month.

(b)If, after commencement of any Cash Flow Sweep as provided above, a Cash Flow Sweep Termination Event shall occur, then (i) the Cash Flow Sweep then in effect shall terminate, (ii) except as otherwise provided below with respect to future Test Dates, Borrower shall have no further obligation to deposit Excess Cash Flow in the Borrower’s Funds Account, and (iii) upon Borrower’s written request, so long as no Default or Unmatured Default shall have occurred and be continuing, Administrative Agent shall release to Borrower any and all funds then on deposit in the Borrower’s Funds Account.  Notwithstanding any suspension of the requirement for the Excess Cash Flow to be deposited or the release of funds from the Borrower’s Funds Account, the requirements of this Section 4.16 shall remain in full force and effect with respect to any future Test Date.  As used herein, “Cash Flow Sweep Termination Event” shall mean the occurrence of either of the following: (1) Borrower shall have paid to Administrative Agent a Remargin Payment as provided in Section 4.16(c) below, or (2) the Minimum Required Debt Yield shall be satisfied as of the Test Date immediately following the commencement of the applicable Cash Flow Sweep.

(c)If the Debt Yield Ratio is less than the Minimum Required Debt Yield for two consecutive Test Dates, Borrower shall, within ten (10) Business Days following the second of such Test Dates, pay to Administrative Agent (each such payment, a “Remargin Payment”) for application to the Obligations an amount sufficient to cause the Minimum Required Debt Yield to be satisfied as of such second Test Date.  At Borrower’s request in connection with any required Remargin Payment, Lender shall apply the amount then on deposit in the Borrower’s Funds Account to any such required Remargin Payment; provided, however, if the amount then on deposit in the Borrower’s Funds Account is not sufficient to pay in full the required Remargin Payment, Borrower shall pay the deficiency to Lender from other sources as and when due under this Section 4.16.

4.17Borrower’s Funds Account.

The Borrower’s Funds Account shall be an interest bearing account, with all accrued interest to become part of the funds on deposit in such Borrower’s Funds Account.  Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower’s Funds Account for federal and applicable state and local tax purposes.  Administrative Agent shall have the exclusive right to manage and control all funds in the Borrower’s Funds Account, but Administrative Agent shall have no fiduciary duty with respect to such funds (but Administrative Agent shall be liable for its own gross negligence or willful misconduct in respect to the funds from time to time held in the Borrower’s Funds Account).  Borrower grants to Administrative Agent a security interest in any Borrower’s Funds Account established and all funds now or hereafter deposited into any such account, and any proceeds thereof, as security for the Obligations.  Such security interest shall be governed by the Uniform Commercial Code of the State of California, and Administrative Agent shall have available to it all of the rights and remedies available to a secured party thereunder.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default, Administrative Agent may apply all or any portion of the funds on deposit in any Borrower’s Funds Account (including accrued interest thereon) to the payment of the Obligations.  The Borrower’s Funds Account may be established and held in such name or names as Administrative Agent shall deem appropriate, including in the name of Administrative Agent.  Borrower hereby constitutes and appoints Administrative Agent and any officer or agent of Administrative Agent its true and lawful attorneys-in-fact with full power of substitution during the existence of a Default to open any Borrower’s Funds Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of the Loan Documents.  To the extent permitted by law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

ARTICLE V
COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

5.01Project Documents and Swap Agreements.

(a)Collateral Assignment and Security Agreement.  As additional security for the Obligations, Borrower hereby sells, assigns, transfers and sets over to Administrative Agent, for the benefit of the Lenders, and grants to Administrative Agent, for the benefit of the Lenders, a security interest in, all of its right, title and interest in and to the Project Documents and any Swap Agreements.

(b)Performance; Enforcement.  Borrower shall perform and observe in a timely manner all material covenants, conditions, obligations and agreements on the part of Borrower to be performed or observed under the Project Documents and any Swap Agreements.  Borrower shall not waive, excuse, condone or in any manner release or discharge any party to a Project Document or any Swap Agreement from any material covenants, conditions, obligations or agreements to be performed or observed by such party under such Project Document or Swap Agreement, as applicable, but shall, at its sole cost and expense, enforce and secure the performance of all material covenants, conditions, obligations and agreements to be observed by all parties under the Project Documents and any Swap Agreements.

(c)Remedies Upon Default.  Upon the occurrence and during the continuance of a Default, Administrative Agent shall have the right but not the obligation, and Borrower hereby authorizes Administrative Agent to enforce Borrower’s rights under the Project Documents and any Swap Agreements and to receive the performance of any other Person that is a party to the Project Documents and any Swap Agreements.

(d)Notices of Default.  Borrower shall send to Administrative Agent any written notice of material default or breach of or under the Project Documents or any Swap Agreements that Borrower sends to (such notice to Administrative Agent to be sent simultaneously therewith) or receives from (such notice to Administrative Agent to be sent immediately upon receipt by Borrower thereof) any Person that is a party to any Project Document or Swap Agreement.

(e)Power of Attorney.  Effective upon the occurrence and during the continuance of a Default, Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, coupled with an interest, to demand, receive and enforce Borrower’s rights with respect to the Project Documents and any Swap Agreements, to give appropriate receipts, releases and satisfactions for and on behalf of Borrower and to do any and all acts in the name of Borrower or in the name of Administrative Agent with the same force and effect as if Borrower had performed such acts.

(f)License.  Provided no Default has occurred and is continuing, Borrower shall have the right under a license granted hereby to exercise its rights under the Project Documents and any Swap Agreements.  The license granted hereby shall be revoked at Administrative Agent’s option upon written notice from Administrative Agent to Borrower after the occurrence and during the continuance of a Default.

(g)No Assumption of Liability.  Administrative Agent does not hereby assume any of Borrower’s obligations or duties under the Project Documents or any Swap Agreements, including, without limitation, the obligation to pay for services rendered thereunder.

(h)Validity and Enforceability of Project Documents and Swap Agreements.  Borrower represents and warrants that, to Borrower’s actual knowledge, the Project Documents and any Swap Agreements are valid, binding and enforceable (subject to Debtor Relief Laws and general equitable principles), are in full force and effect, and there are no material breaches or defaults thereunder and no events have occurred which with notice and/or lapse of time will constitute a material breach or default thereunder by Borrower or any Affiliate of Borrower.  Borrower represents and warrants that it has full power, right and authority to execute and enter into the Project Documents and any Swap Agreements.

(i)Prior Conveyance or Limiting Actions.  Borrower represents and warrants that it has not previously conveyed, transferred or assigned the Project Documents or any Swap Agreements or any right, title or interest therein and has not executed any other instrument which might prevent or limit Administrative Agent from operating under the terms and provisions of the assignment contemplated hereby, and Borrower covenants and agrees not to do any of the foregoing.

(j)Execution and Amendment of Project Documents.  Borrower shall not enter into any other Project Document or Swap Agreement, or alter, amend or change in any material respect, or terminate or cancel, any Project Document or Swap Agreement, in each case without obtaining Administrative Agent’s prior written consent.  Administrative Agent may require, as a condition to its approval of a Project Document or Swap Agreement, the execution by the contracting party of an agreement, in form and substance acceptable to Administrative Agent, whereby said contracting party (i) acknowledges the provisions of this Section 5.01, (ii) subordinates its claims against Borrower to payment in full of the Obligations and to the rights of Administrative Agent under the Loan Documents and (iii) agrees that upon the occurrence and during the continuance of a Default, Administrative Agent has the right (but not the obligation) to terminate the subject Project Document.

5.02Additional Instruments.

At Administrative Agent’s request, Borrower shall execute and deliver to Administrative Agent any and all assignments and other documents and instruments reasonably necessary to confirm the collateral assignments contemplated by this ARTICLE V.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.01Representations and Warranties.

As a material inducement to Administrative Agent and the Lenders to enter into this Agreement, and as an express condition to each Advance made hereunder, Borrower hereby represents and warrants, as follows:

(a)Existence; Power and Authority.  Borrower is a limited liability company duly formed and validly existing in the State of Delaware and in good standing under the laws of the States of California and Delaware, with requisite power and authority to (i) incur the Obligations, and (ii) execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

(b)Authorization; No Conflict.  Borrower’s execution and delivery to Administrative Agent of this Agreement and the other Loan Documents and the full and complete performance of the provisions thereof (i) are authorized by Borrower’s operating agreement; (ii) have been duly authorized by all requisite member actions; (iii) do not require the approval or consent of any Governmental Authority having jurisdiction over Borrower or any of the Mortgaged Property; and (iv) will not result in any breach of, or constitute a default under, or result in the creation of any Lien (other than those contained in any of the Loan Documents) upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument or agreement to which Borrower is a party or by which Borrower or any of the Mortgaged Property is bound.

(c)Title.  Borrower is the sole legal and beneficial owner of the fee simple interest in the Mortgaged Property free and clear of all Liens other than the Permitted Encumbrances.

(d)Financial Statements.  Any and all balance sheets, statements of income or loss, and financial statements heretofore furnished to Administrative Agent with respect to Borrower and Guarantor are true and correct in all material respects as of the dates thereof, and fully and accurately present the financial condition of the subjects thereof as of the dates thereof, and no material adverse change has occurred in the financial condition reflected therein since the dates of the most recent thereof.  Neither Borrower nor Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are reasonably likely to result in a material adverse effect on the Mortgaged Property or the development, construction or operation of the Improvements as contemplated by the Loan Documents or on the financial condition of Borrower or Guarantor, or their respective abilities to perform their obligations under the Loan Documents and the Project Documents.

(e)Litigation.  There are no actions, suits or other legal proceedings pending, or to the actual knowledge of Borrower, threatened in writing, against or affecting Borrower, the Mortgaged Property, or the Guarantor which (i) if adversely determined would materially and adversely affect the ability of Borrower or Guarantor to perform its respective obligations under the Loan Documents or Project Documents or would have a material adverse effect on the use or value of the Mortgaged Property, or (ii) challenge the validity or enforceability of the Loan Documents or the priority of the Lien and security interest created thereby.

(f)Legal Compliance.  To Borrower’s knowledge, the Improvements and the use and occupancy thereof comply in all material respects with all applicable Legal Requirements.  Neither the zoning nor any other right to construct, use or operate the Improvements is to any extent dependent upon or related to any real estate other than the

Property.  All approvals, licenses and permits required from Governmental Authorities under applicable Legal Requirements in connection with the use and occupancy of the Improvements have been obtained.

(g)Services and Utilities.  All streets, easements, utilities and related services necessary for the operation of the Improvements and the operation thereof for their intended purpose are available to the Property.

(h)Enforceability.  Each Loan Document executed by Borrower constitutes a legal and binding obligation of, and is valid and enforceable against, Borrower in accordance with the terms thereof (subject to Debtor Relief Laws and general equitable principles) and is not subject to any right of rescission, set-off, counterclaim or defense.

(i)ERISA.  Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code.  Each Employee Benefit Plan is in material compliance with all applicable requirements under ERISA and the Code, and, to the extent that such Employee Benefit Plan is also intended to be “qualified” within the meaning of Section 401(a) of the Code, it is in material compliance with the applicable requirements under the Code, except to the extent that any defects can be remedied without material liability to Borrower under Revenue Procedure 2008-50 or any similar procedure.  None of the Employee Benefit Plans is subject to the requirements of Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA or is a “multiemployer plan” as defined in Section 3(37) of ERISA.  Borrower has no material liability under Title IV of ERISA or Section 412 of the Code with respect to any Employee Benefit Plan.

(j)Legal Parcel; Separate Tax Parcel.  Each Property comprising the Property is taxed separately and does not include any other property, and for all purposes each Property comprising the Property may be mortgaged, conveyed and otherwise dealt with as a separate legal parcel.

(k)Leases and Rents.  Borrower has good and marketable title to the Leases and rents free and clear of all claims and Liens other than the Permitted Encumbrances.  To the knowledge of Borrower, and except as set forth in any estoppel certificates delivered to Lender by tenants prior to the date hereof, the Leases are valid and unmodified and are in full force and effect and Borrower is not in default of any of the material terms or provisions of the Leases.  The rents now due or to become due for any periods subsequent to the date hereof have not been collected and payment thereof has not been anticipated for a period of more than one month in advance, waived or released, discounted, set off or otherwise discharged or compromised.  Borrower has not received any funds or deposits from any Lessee for which credit has not already been made on account of accrued rents other than security deposits required by the Leases.

(l)Compliance with Laws and Agreements.  Except where the failure to do so, individually or in the aggregate could not reasonably be expected to result in a material adverse effect, the Borrower is in compliance with (i) its charter, by-laws or other organizational documents, (ii) all Requirements of Law applicable to it or its property (including, without limitation, the Mortgaged Property) and (iii) all indentures, agreements and other instruments binding upon it or its property (including, without limitation, the Mortgaged Property).  No Default has occurred and is continuing.

(m)Sanctions Laws and Regulations.  None of the Borrower, or any of its directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any Lender, or any of its Affiliates is a Designated Person.

6.02Nature of Representations and Warranties.

All representations and warranties made in this Agreement or any other Loan Document or in any certificate or other document delivered to Administrative Agent pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Administrative Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or on its behalf.

ARTICLE VII
INSURANCE AND CONDEMNATION

7.01Insurance and Casualty.

(a)Required Insurance Coverage.  Borrower, at its expense, shall maintain and provide to Administrative Agent copies of policies or other satisfactory evidence of insurance providing the following:

(i)Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence combined single limit and $2,000,000 in the aggregate for the policy period, or in whatever higher amounts as may be required by Administrative Agent from time to time by notice to Borrower (with deductibles acceptable to Lender), and extended to cover:  (a) Contractual Liability assumed by Borrower with defense provided in addition to policy limits for indemnities of the named insured, (b) Broad Form Property Damage Liability, (c) Products & Completed Operations for coverage, such coverage to apply for two years following the Closing Date, (d) waiver of subrogation against all parties named additional insured, (e) severability of interest provision, and (f) Personal Injury & Advertisers Liability.

(ii)Automobile Liability including coverage on owned, hired and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than $1,000,000.00 per occurrence combined single limit, with a waiver of subrogation against all parties named as additional insured.

(iii)Umbrella/Excess Liability in excess of Commercial General Liability, Automobile Liability and Employers’ Liability coverages which is at least as broad as these underlying policies with a limit of liability of $25,000,000.00).

(iv)All-Risk Property (Special Cause of Loss) Insurance including, without limitation, coverage for loss or damage to the Property and Improvements by fire and other perils including windstorm, earthquake/earth movement and malicious mischief, building ordinance extension endorsement (including cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage), and boiler and machinery coverage (if separate policy, that policy must include loss of rents or business interruption coverage), as specified by the Administrative Agent.  The policy shall be in an amount not less than the full insurable value on a replacement cost basis of the insured Property and Improvements and personal property related thereto (without deduction for depreciation).  If the policy is a blanket policy covering the Property and Improvements and one or more other properties, the policy must specify the dollar amount of the total blanket limit of the policy that is allocated to each property, and the amount so allocated to the Property and Improvements must not be less than the full insurable value on a replacement cost basis.  During any construction period, such policy shall be written in the so-called “Builder’s Risk Completed Value Non-Reporting Form” with no coinsurance requirement and shall contain a provision granting the insured permission to occupy prior to completion.  Such policy shall not contain an exclusion for terrorist losses.  However, if such an exclusion exists in the All-Risk policy, a separate Terrorism policy covering Certified Acts of Terrorism must be evidenced to the Administrative Agent in an amount equal to the full replacement cost of the Property and Improvements, or the amount of the Loan, whichever is less.  This policy must also list the Administrative Agent as mortgagee and loss payee.  Administrative Agent hereby notifies Borrower that the Loans are subject to California Civil Code Section 2955.5(a), which provides that: “No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.”

(v)Workers’ Compensation and Employer’s Liability Insurance in accordance with the applicable laws of the state in which the work is to be performed or of the state in which Borrower is obligated to pay compensation to employees engaged in the performance of the work.  The policy limit under the Employer’s Liability Insurance section shall not be less than $1,000,000.00 for any one accident.

(vi)If at any time, the Improvements, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the Federal Emergency Management Agency (FEMA), a one hundred year flood plain or other area identified by Administrative Agent as having a high or moderate risk of flooding, a flood insurance policy or policies (whether or not coverage is available from the  National Flood Insurance Program and whether or not required by the Flood Laws), in form and substance acceptable to the Administrative Agent and the Lenders covering the Improvements and contents (to the extent the contents secure the Obligations), for the duration of the Loans in an amount at least equal to the full insurable value on a replacement cost basis (without deduction for depreciation) of the Improvements and contents, if applicable, or the amount of the Obligations, whichever is less.

(vii)Rent loss or business interruption insurance against loss of income (including, but not limited to, rent, cost reimbursements and all other amounts payable by tenants under Leases or otherwise derived by Borrower from the operation of the

Property) arising out of damage to or destruction of the Property and Improvements by fire or other peril (including earthquake if required) insured against under each policy.  The amount of the policy shall be in the amount equal to one year’s projected rentals or gross revenue.

(viii)A pollution legal liability policy with limits as required by Administrative Agent covering pollution conditions and pollution liability exposures at the 9755 Distribution Property.

(ix)Such other insurance coverages in such amounts as Administrative Agent may reasonably require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers, and earthquake insurance; provided, however, that Administrative Agent shall not require Borrower to maintain earthquake insurance unless a so called “PML” report with respect to the applicable Property reflects a scenario expected loss of twenty percent (20%) or more in the event of an earthquake or other seismic casualty.

(b)Policy Requirements; Insurance Consultant.  All insurance policies shall (i) be issued by an insurance company licensed to do business in the state where the Property is located having a rating of “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name “JPMorgan Chase Bank, N.A. and any and all subsidiaries and their successors and/or assigns as their interests may appear” as additional insureds on all liability insurance and as mortgagee and loss payee on all All-Risk Property, flood insurance, earthquake insurance and rent loss or business interruption insurance (whether or not required hereunder), (iii) be endorsed to show that Borrower’s insurance shall be primary and all insurance carried by Administrative Agent is strictly excess and secondary and shall not contribute with Borrower’s insurance, (iv) provide that Administrative Agent is to receive thirty (30) days written notice prior to non-renewal or cancellation, (v) be evidenced by a certificate of insurance to be provided to Administrative Agent along with a copy of the policy for All-Risk Property coverage or such other evidence of insurance acceptable to Administrative Agent in its reasonable discretion, (vi) include either policy or binder numbers on the ACORD form, and (vii) be in form and amounts acceptable to Administrative Agent; provided, however, that with respect to any flood insurance required hereunder, acceptable proof of coverage shall consist of a copy of the insurance policy, the declarations page of the insurance policy or an application plus proof of premium payment (with a copy of the policy or declarations page provided to Administrative Agent within 30 days thereafter) and shall not include ACORD or other forms of certificates of insurance.  Administrative Agent, at its option and upon notice to Borrower, may retain, at Borrower’s expense, an insurance consultant to review the insurance for the Property and Improvements to confirm that it complies with the terms and conditions set forth herein.

(c)Evidence of Insurance; Payment of Premiums.  Borrower shall deliver to Administrative Agent, at least five (5) days before the expiration of an existing policy, evidence acceptable to Administrative Agent of the continuation of the coverage of the expiring policy.  If Administrative Agent has not received satisfactory evidence of such continuation of coverage in the time frame herein specified, Administrative Agent shall have the right, but not the obligation, to purchase such insurance for Administrative Agent’s and the Lenders’ interest only.  Any amounts so disbursed by Administrative Agent pursuant to this Section shall be repaid by Borrower within 10 days after written demand therefor.  Nothing contained in this Section shall require Administrative Agent to incur any expense or take any action hereunder, and inaction by Administrative Agent shall never be considered a waiver of any right accruing to Administrative Agent on account on this Section.  The payment by Administrative Agent of any insurance premium for insurance which Borrower is obligated to provide hereunder but which Administrative Agent believes has not been paid, shall be conclusive between the parties as to the legality and amounts so paid.  Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Mortgaged Property which would wholly or partially invalidate any insurance thereon.

(d)Collateral Protection.  Unless Borrower provides Administrative Agent with evidence satisfactory to Administrative Agent of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrower’s expense to protect Administrative Agent’s and the Lenders’ interest in the Mortgaged Property.  This insurance may, but need not, protect Borrower’s interest in the Mortgaged Property.  The coverages that Administrative Agent purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Mortgaged Property.  Borrower or Administrative Agent (as appropriate) may later cancel any insurance purchased by Administrative Agent, but only after Administrative Agent receives satisfactory evidence that Borrower has obtained insurance as required by this Agreement.  If Administrative Agent purchases insurance for the Mortgaged Property, Borrower will be responsible for the actual costs of that insurance, including any charges imposed by Administrative Agent in connection with the placement of insurance, until the effective date of the cancellation or expiration of such insurance.  The costs of the insurance may, at Administrative Agent’s discretion, be added to Borrower’s total principal obligation owing to Administrative Agent and the Lenders, and in any event shall be secured by the liens on the Mortgaged Property created by the Loan Documents.  It is understood and agreed that (i) the costs of insurance obtained by Administrative Agent may be more than the costs of insurance Borrower may be able to obtain on its own, and (ii) in the case of flood insurance, the amount of coverage may be more than required by the Flood Laws.

(e)No Liability; Assignment.  Administrative Agent shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers, or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, thereunder.  Borrower hereby absolutely assigns and transfers to Administrative Agent for the benefit of the Lenders all of Borrower’s right, title and interest in and to any unearned premiums paid on policies and any claims thereunder and Administrative Agent and/or the Lenders shall have the right, but not the obligation, to assign any then existing claims under the same to any purchaser of the Mortgaged Property at any foreclosure sale; provided, however, that so long as no Default exists and is continuing hereunder, Borrower shall have the right under a license granted hereby, and Administrative Agent hereby grants to Borrower a license, to exercise rights under said policies and in and to said premiums subject to the provisions of this Agreement.  Said license shall be revoked automatically upon the occurrence and during the continuance of a Default hereunder.  In the event of a foreclosure of the Deed of Trust, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Loans, all right, title and interest of Borrower in and to the insurance policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent on behalf of the Lenders or other transferee in the event of such other transfer of title.

(f)No Separate Insurance.  Borrower shall not carry any separate insurance on the Mortgaged Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Administrative Agent’s prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Administrative Agent for the benefit of the Lenders, and shall otherwise meet all other requirements set forth herein.

(g)Casualty Loss.

(i)If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty, Borrower shall give immediate written notice and make a claim to the insurance carrier and Administrative Agent.  With respect to any such casualty loss for which Borrower has an insurance claim with a value that exceeds One Million Dollars ($1,000,000), Borrower hereby authorizes and empowers Administrative Agent, at Administrative Agent’s option and in Administrative Agent’s sole discretion as attorney-in-fact for Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s expenses incurred in the collection of such proceeds; provided, however, that the foregoing authorization and empowerment of Administrative Agent to act as attorney-in-fact for Borrower shall not become effective until the occurrence and during the continuance of a Default or until such time as Borrower fails to diligently pursue the collection of such insurance proceeds in Administrative Agent’s reasonable opinion.  The foregoing appointment is irrevocable, coupled with an interest and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of the Lenders), its successors and assigns.

(ii)As sole loss payee on all policies of casualty insurance, Administrative Agent shall receive all insurance proceeds from any casualty loss, and shall hold the same in an interest-bearing account pending disposition in accordance with this Section.  Borrower authorizes Administrative Agent to deduct from such insurance proceeds received by Administrative Agent all of Administrative Agent’s costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with the collection thereof (the remainder of such insurance proceeds being referred to herein as “Net Casualty Proceeds”); provided, however, that, notwithstanding the foregoing, so long as no Default or Unmatured Default shall have occurred and be continuing, Borrower shall have the exclusive right to receive the proceeds of all insurance for loss of or damage to the Property in cases in which such claim is valued at less than $1,000,000.

(iii)Administrative Agent shall cause the Net Casualty Proceeds from any casualty loss affecting the Mortgaged Property to be disbursed for the cost of reconstruction of the Mortgaged Property if all of the following conditions are satisfied within ninety (90) days after the applicable casualty loss: (A) Borrower satisfies Administrative Agent (in Administrative Agent’s reasonable judgment) that the reconstruction can be completed within a reasonable period of time after such casualty loss (but in no event later than the Maturity Date) and that after giving effect to such reconstruction the Mortgaged Property will be restored to substantially the same condition immediately prior to the casualty loss; (B) Borrower satisfies Administrative Agent (in Administrative Agent’s reasonable judgment) that the Net Casualty Proceeds are sufficient to pay all costs of reconstruction, and if insufficient, Borrower deposits with Administrative Agent additional funds to make up such insufficiency; (C) Borrower delivers to Administrative Agent all plans and specifications and construction contracts for the work of reconstruction and such plans and specifications and construction contracts are in form and content reasonably acceptable to Administrative Agent and with a contractor reasonably acceptable to Administrative Agent; and (D) Borrower delivers to Administrative Agent satisfactory evidence that upon completion of the reconstruction, Approved Leases demising in the aggregate no less than seventy-five percent of the affected Improvements will be in place.  The disbursement of Net Casualty Proceeds pursuant to this clause (iv) shall be in accordance with customary disbursement procedures and shall not be available after the occurrence and during the continuance of a Default.  Any Net Casualty Proceeds not required to reconstruct the Mortgaged Property shall be delivered to Borrower after expiration of the lien period for the work of reconstruction (or, at Borrower’s option, after delivery of title insurance to Administrative Agent, for the benefit of the Lenders, over such liens where the lien period has not so expired).  Upon the occurrence and during the continuance of a Default or in the event Borrower is unable to satisfy the conditions set forth in subclauses (A) through (D) hereof by the required date, Administrative Agent, on behalf of the Lenders, shall have the right (but not the obligation) to apply all Net Casualty Proceeds held by it to the payment of the Obligations.  Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any casualty loss and restore the Mortgaged Property to the equivalent of its condition immediately prior to such casualty provided the applicable Net Casualty Proceeds are made available to Borrower for such purpose.

7.02Condemnation and Other Awards.

Immediately upon receiving written notice of the institution or threatened institution of any proceeding for the condemnation of the Mortgaged Property or any part thereof, Borrower shall notify Administrative Agent of such fact.  Borrower shall then file or defend its rights thereunder and prosecute the same with due diligence to its final disposition; provided, however, that Borrower shall not enter into any settlement of such proceeding without the prior approval of Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed).  Administrative Agent shall be entitled, at its option, to appear in any such proceeding in its own name on behalf of the Lenders, and upon the occurrence and during the continuation of a Default or if Borrower fails to diligently prosecute such proceeding (in Administrative Agent’s reasonable judgment), (a) Administrative Agent shall be entitled, at its option, to appear in and prosecute any such proceeding or to make any compromise or settlement in connection with such condemnation on behalf of Borrower, and (b) Borrower hereby irrevocably constitutes and appoints Administrative Agent as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute such action or proceeding or to make such compromise or settlement in connection with any such condemnation on its behalf.  The foregoing appointment is irrevocable and continuing so long as the Commitments or Obligations remain outstanding, and such rights, powers and privileges shall be exclusive in Administrative Agent (for the benefit of the Lenders), its successors and assigns.  If the Mortgaged Property or any material part thereof is taken or materially diminished in value in connection with such condemnation, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Borrower by virtue of its interest in the Mortgaged Property, shall be, and by these presents is, assigned, transferred and set over unto Administrative Agent for the benefit of the Lenders; provided, however, that, so long as no Default or Unmatured Default shall have occurred and be continuing, Borrower shall have the exclusive right to receive the award or settlement payable to Borrower in connection with any such condemnation in cases in which such award or settlement is valued at less than One Million Dollars ($1,000,000).  Any such award or settlement shall be first applied to reimburse Administrative Agent and the Lenders for all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection of such award or settlement.  The balance of such award or settlement (the “Net Condemnation Proceeds”) shall be paid to Administrative Agent for the benefit of the Lenders for application in the manner set forth in Section 7.01(g) as if such award or settlement constituted insurance proceeds from a casualty loss; provided, however, that Administrative Agent shall have no obligation to make Net Condemnation Proceeds available for construction or reconstruction of the Mortgaged Property unless Administrative Agent has determined that the Mortgaged Property as so constructed or reconstructed after giving effect to the condemnation would have a value that is not materially less than its value would have been had there been no such condemnation.  Borrower shall have the obligation to promptly and diligently complete the work of reconstruction necessitated by any condemnation and restore the Mortgaged Property to the equivalent of its condition immediately prior to such condemnation provided the applicable Net Condemnation Proceeds are made available to Borrower for such purpose; provided, however, that Borrower shall not be obligated to complete the work of reconstruction necessitated by any condemnation and restore the affected Property to the equivalent of its condition immediately prior to such condemnation unless Administrative Agent shall make available to Borrower all Net Condemnation Proceeds received by Administrative Agent in connection with such condemnation.

ARTICLE VIII
DEFAULTS

8.01Defaults.

Any of the following events, after passage of the applicable cure period set forth below, shall constitute a “Default” hereunder:

(a)Failure to Make Payment.  The failure by Borrower to pay in full any principal of the Loans when due (including, without limitation, any Remargin Payment required under Section 4.16(c) above); the failure by Borrower to pay in full any interest on the Loans, or any fees or any other amounts due under the Loan Documents (other than principal) when due and such failure continues unremedied for a period of ten (10) days after the due date thereof; or

the failure by Borrower to make any other payment or deposit required hereunder or under any of the other Loan Documents within the period set forth in Loan Documents, or if no period is set forth in the Loan Documents, then within ten (10) Business Days after written demand therefor;

(b)Involuntary Proceeding.  An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;

(c)Voluntary Proceedings.  Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (b) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(d)Assignment for Benefit of Creditors.  The execution by Borrower or Guarantor of an assignment for the benefit of creditors;

(e)Unable to Pay Debts.  The admission in writing in any court proceeding by Borrower or Guarantor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

(f)Liquidation of Borrower or Guarantor.  The liquidation, termination or dissolution of Borrower or Guarantor;

(g)Transfer or Encumbrance of Interest in Mortgaged Property or Borrower.

(i)Mortgaged Property.  Except for any sales, exchanges, conveyances and transfers at the closing of which the Loan is fully repaid (or the applicable Minimum Release Price is paid to Administrative Agent pursuant to Section 3.15, as the case may be) and any Permitted Encumbrance, the sale, lease (except as permitted under this Agreement), exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any right, title or interest of Borrower in and to the Mortgaged Property or any portion thereof, which occurrence is not rendered ineffective within ten (10) days after occurrence; provided, however, that Borrower shall be permitted to replace defective, obsolete or worn out personal property, and Borrower shall be permitted to grant and/or record Permitted Encumbrances;

(ii)Borrower.  The sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, or the agreement to do so, of any direct or indirect ownership interest in Borrower or any portion thereof; or any change (whether voluntary or involuntary) in the management or control of Borrower (collectively, a “Transfer”); provided, however, Borrower shall not be in Default hereunder (and any such Transfer to a Person that is not an Embargoes Person shall be expressly permitted) if, after giving effect to any of the foregoing, Guarantor shall hold, directly or indirectly, at least 51% of the ownership interests in Borrower;

(h)Levy; Attachment; Seizure.  The levy, attachment or seizure pursuant to court order of (i) any right, title or interest of Borrower in and to the Mortgaged Property or any portion thereof or (ii) any direct or indirect ownership interests in Borrower, if such order is not vacated or the proceeding in which it was entered is not dismissed, in each case, within forty-five (45) days of the entry and service of such order;

(i)Failure of Representations.  Any representation or warranty contained herein or in any of the other Loan Documents, or in any certificate or other document executed by Borrower or Guarantor and delivered to Administrative Agent pursuant to or in connection with this Agreement, is not true and correct in all material respects, or omits to state a material fact necessary to make such representation not misleading, in each case, as of the date made or deemed made;

(j)Claims; Liens; Encumbrances; Stop Notices.  Unless Borrower is contesting the same in accordance with the provisions of Section 4.02(c) hereof, the filing of any claim of lien or encumbrance (other than Permitted Encumbrances) against the Mortgaged Property or any part thereof that is not released, bonded over or insured over with a title insurance endorsement (obtained at Borrower’s cost and expense) within thirty (30) days after notice thereof from Administrative Agent to Borrower; or the service on Administrative Agent, any Lender or any disburser of funds of a notice or demand to withhold funds, which is not nullified within thirty (30) days after the date of such service;

(k)Permits; Utilities; Insurance.  (i) The neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the construction or operation of any Improvements that is not fully reinstated within thirty (30) days after Administrative Agent gives Borrower written notice of the lapse of effectiveness of such material permit, license, consent or approval; or (ii) the curtailment in availability to the Mortgaged Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Administrative Agent gives Borrower written notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under Section 7.01 hereof that is not cured within five (5) Business Days after Administrative Agent gives Borrower written notice of such lapse;

(l)Cessation of Loan Documents to be Effective.  The cessation, for any reason, of any Loan Document to be in full force and effect in all material respects; the failure of any Lien intended to be created by the Loan Documents to exist or to be valid and perfected; the cessation of any such Lien, for any reason, to have the priority contemplated by this Agreement or the other Loan Documents, subject to Borrower’s right to contest liens in accordance with the terms of this Agreement; or the revocation by Guarantor of the Limited Guaranty or any other Loan Document executed by Guarantor;

(m)ERISA.  Any breach of the provisions of Section 4.13 hereof;

(n)Prohibited Distributions.  Any breach of the provisions of Section 4.08 hereof shall occur which is not cured by Borrower within five (5) Business Days after Administrative Agent gives Borrower written notice of such breach;

(o)Operations of Borrower.  Any breach of the provisions of Section 4.04 hereof shall occur which is not cured by Borrower within twenty (20) days after Administrative Agent gives Borrower notice thereof;

(p)Judgments.  Any judgment or order for the payment of money in excess of $100,000 is rendered against Borrower or in excess of $5,000,000 is rendered against Guarantor and either (a) enforcement proceedings have been commenced by a creditor upon such judgment, or (b) there is a period of fifteen (15) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(q)Guarantor Cross-Default.  Failure by any Guarantor to pay when due any Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (“Material Guarantor Indebtedness”); or the default by any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any loan agreement or other debt instrument, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Guarantor Indebtedness to cause, such Material Guarantor Indebtedness to become due prior to its stated maturity or any commitment to lend under any such loan agreement or other debt instrument to be terminated prior to its stated expiration date; or any Material Guarantor Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof;

(r)Death of Individual Guarantor.  Any Guarantor that is a natural person dies;

(s)Swap Agreements.  The occurrence or existence of any default, event of default or other similar condition or event (however described) after the expiration of all applicable notice and cure periods, if any, with respect to any Swap Agreement, whether or not any Lender or Affiliate of any Lender is a party thereto;

(t)Borrower Cross-Default.  Failure by Borrower to pay when due any Indebtedness in an outstanding principal amount of $100,000 or more in the aggregate excluding the Loans (“Material Borrower Indebtedness”); or the default by Borrower in the performance

(beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any loan agreement or other debt instrument, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or permit the holder(s) of such Material Borrower Indebtedness to cause, such Material Borrower Indebtedness to become due prior to its stated maturity or any commitment to lend under any such loan agreement or other debt instrument to be terminated prior to its stated expiration date; or any Material Borrower Indebtedness shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof;

(u)Management of the Property.  Any breach of the provisions of Section 4.05 hereof shall occur which is not cured by Borrower within fifteen (15) days after Lender gives Borrower written notice thereof; or

(v)Failure to Perform Covenants.  The failure of Borrower to fully perform any and all covenants and agreements hereunder or under any of the other Loan Documents, and, with respect to covenants and agreements other than those specifically referenced in this Section 8.01, or for which another cure period is provided, such failure is not cured by Borrower within thirty (30) days after Administrative Agent gives written notice to Borrower thereof, unless (i) such failure, by its nature, is not capable of being cured within such period, (ii) within fifteen (15) days after delivery of such written notice, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (iii) Borrower causes such failure to be cured no later than ninety (90) days after the date of such written notice from Administrative Agent.

ARTICLE IX
acceleration and REMEDIES

9.01Acceleration.

If any Default described in Section 8.01(b) or (c) hereof occurs with respect to Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations (other than Swap Obligations included therein) shall immediately become due and payable without any election or action on the part of Administrative Agent or any Lender.  If any other Default occurs and is continuing, the Required Lenders (or Administrative Agent with the consent of the Required Lenders) may declare the Obligations (other than Swap Obligations included therein) to be due and payable, or both, whereupon the Obligations (other than Swap Obligations included therein) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.  If the Required Lenders (in their sole discretion) shall so direct, Administrative Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.  Rights and remedies with respect to the Swap Obligations are set forth in the Swap Agreements

9.02Other Remedies.

Upon the occurrence and during the continuance of a Default hereunder, Administrative Agent, on behalf of the Lenders, shall have the right, in person or by agent, in addition to all other rights and remedies available to Administrative Agent under this Agreement and the other Loan Documents, to the fullest extent permitted by law, to take possession of the Mortgaged Property and perform any and all obligations of Borrower hereunder and under the other Loan Documents, and employ watchmen to protect the Mortgaged Property from injury.  All reasonable sums so expended by Administrative Agent shall be deemed to have been paid to Borrower and constitute Obligations.  Effective upon the occurrence and during the continuance of a Default, Borrower hereby constitutes and appoints Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, to perform all obligations of Borrower hereunder and under the other Loan Documents in the name of Borrower.  Borrower hereby empowers said attorney to: (a) prosecute and defend all actions or proceedings in connection with the Mortgaged Property or the construction of the Improvements and take such action and require such performance as it deems necessary under any bond or guaranty of completion; and (b) do any and every act which Borrower might do on its own behalf.  It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

9.03Curing of Defaults.

Upon the occurrence and during the continuance of a Default hereunder, Administrative Agent, without waiving any right of acceleration or foreclosure under the Loan Documents which Administrative Agent or the Lenders may have by reason of such Default or any other right Administrative Agent or the Lenders may have against Borrower because of said Default, shall have the right (but not the obligation) to take such actions and make such payments as shall be necessary to cure such Default, including, without limitation, the making of Advances.  All amounts so expended shall constitute Obligations and shall be payable by Borrower on demand by Administrative Agent.

ARTICLE X
THE ADMINISTRATIVE AGENT

10.01Appointment.

Each of the Lenders hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

10.02Capacity as Lender.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

10.03Duties and Obligations.

Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Unmatured Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) or in the absence of its own gross negligence or willful misconduct.  Administrative Agent shall be deemed not to have knowledge of any Default or Unmatured Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to Administrative Agent, (vi) the value, sufficiency, creation, perfection or priority of any lien on the Mortgaged Property, or (vii) the financial condition of Borrower, Guarantor.

10.04Reliance.

Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including electronic communications) believed by it to be genuine and to have been signed or sent by the proper Person.  Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05Sub-Agents.

Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Administrative Agent.

Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06Resignation.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, Administrative Agent may resign at any time by notifying the Lenders and Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After Administrative Agent’s resignation hereunder, the provisions of this Article and Section 11.03 hereof shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

10.07Independent Credit Analysis.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

10.08Lender Actions Against Collateral.

Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Obligations, against Borrower, Guarantor, or any other obligor under this Agreement or the other Loan Documents or against any of the Mortgaged Property (including, without limitation, set-off rights) without the consent of the Required Lenders.  With respect to any action by Administrative Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Note to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Deed of Trust in accordance with the provisions hereof.  Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys fees and expenses and other costs of defense) as a result of the breach of this Section 10.08 by such Lender.

10.09Lender Reply Period.

All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE.  FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”

and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly to any such request, but in any event within ten (10) Business Days after the delivery of such request by Administrative Agent (the “Lender Reply Period”).  Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination.  With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

10.10Foreclosure.

In the event that all or any portion of the Mortgaged Property is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations, title to any such Mortgaged Property or any portion thereof shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the benefit of the Lenders, or in an entity co-owned by the Lenders as determined by the Administrative Agent.  Administrative Agent shall prepare a recommended course of action for such Mortgaged Property (the “Post-Foreclosure Plan”) and submit it to the Lenders for approval by the Required Lenders.  In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Required Lenders.  In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Mortgaged Property acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Mortgaged Property, and the collecting of rents and other sums from such Mortgaged Property and paying the expenses of such Mortgaged Property.  Upon demand therefor from time to time, each Lender will contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Mortgaged Property.  In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Mortgaged Property, and each of the Lenders shall promptly contribute its ratable share (based on their respective Commitments immediately prior to the termination thereof) of any operating loss for the Mortgaged Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan.  To the extent there is net operating income from such Mortgaged Property, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders.  All such distributions shall be made to the Lenders in proportion to their respective Commitments immediately prior to the termination thereof.  The Lenders acknowledge that if title to any Mortgaged Property is obtained by Administrative Agent or its nominee, or an entity co-owned by the Lenders, such Mortgaged Property will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate.  Administrative Agent shall undertake to sell such Mortgaged Property at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous.  Any purchase money mortgage or deed of trust taken in connection with the disposition of such Mortgaged Property in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee.  In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same, which agreement shall be in all material respects similar to the rights of the Lenders with respect to the Mortgaged Property.  Lenders agree not to unreasonably withhold or delay their approval of a Post-Foreclosure Plan or any third party offer to purchase the Mortgaged Property.  An offer to purchase the Mortgaged Property at a gross purchase price of 95% of the fair market value of the property as set forth in a current appraisal, shall be deemed to be a reasonable offer.

10.11Defaulting Lender.

Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender;

(a)Suspension of Voting Rights.  Such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 11.02(b)) and the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder.

(b)Turn Over of Payments.  All amounts payable hereunder to the Defaulting Lender in respect of the Obligations (whether on account of principal, interest, fees or otherwise, including, without limitation, interest payments from interest reserve allocations to the Defaulting Lender and any amounts that would otherwise be payable to the Defaulting Lender pursuant to Section 3.12, but excluding Section 3.13(b)), shall be paid to Administrative Agent, retained in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Administrative Agent as follows: (i) first, to the payment of any amounts owing by the Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of any Advance in respect of which the Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, (iii) third, to the payment of any amounts owing by the Defaulting Lender to the Non-Defaulting Lenders hereunder, including without limitation for any Special Advance under paragraph (c) of this Section 10.11, (iv) fourth, if so determined by Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, and (v) fifth, to the Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans, such payment shall be applied solely to repay the Loans of all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to the Defaulting Lender.

(c)Special Advances.  If a Lender fails to fund its portion of any Advance, in whole or part, within three (3) Business Days after the date required hereunder and Administrative Agent shall not have funded the Defaulting Lender’s portion of the Advance under Section 3.02(b), Administrative Agent shall so notify the Lenders, and within [three (3)] Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower.  In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the interest rate applicable to Floating Rate Loans.

(d)Option to Purchase Future Commitment.  The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), Defaulting Lender’s Commitment to fund future Loans (the “Future Commitment”).  Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.

(e)Replacement of Defaulting Lender.

(i)By Required Lenders.  The Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 hereof) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (ii) Administrative Agent shall have received payment of any amounts owing by such Lender to the Administrative Agent or the other Lenders under this Agreement.  The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.

(ii)By Borrower.  If the Lender has become a Defaulting Lender due to a failure to fund its Loans hereunder, Borrower may at its option replace Defaulting Lender under Section 3.13(b).

(f)Indemnification.  Each Defaulting Lender shall indemnify Administrative Agent, each Non-Defaulting Lender and Borrower from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents in any way relating to or arising out of such Lender’s status as a Defaulting Lender.  The obligations of the Defaulting Lender under this clause (f) shall survive the payment of the Obligations, the termination of this Agreement and the Defaulting Lender’s reversion to a Non-Defaulting Lender under Paragraph (g) of this Section 10.11.

(g)Ceasing to be a Defaulting Lender.  A Lender shall cease to be Defaulting Lender only upon (i) the payment of all amounts due and payable by Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any damages suffered by Borrower as a result of such Defaulting Lender’s default hereunder; (iii) the confirmation by the Lender to Administrative Agent and Borrower in writing that the Lender will comply with all of its funding obligations under this Agreement; and (iii) the circumstances described in clause (d) of the definition of “Defaulting Lender” do not exist.  An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender.

10.12Compliance with Flood Laws.

Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Laws and will post on the applicable electronic platform (or otherwise distribute to each Lender documents that it receives in connection with the Flood Laws (“Flood Documents”); provided, however that Administrative Agent makes no representation or warranty with respect to the adequacy of the Flood Documents or their compliance with the Flood Laws.  Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, including the Flood Documents posted or distributed by Administrative Agent, continue to do its own due diligence to ensure its compliance with the Flood Laws.

10.13Borrower’s Rights.

The provisions of this Article X are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower (a) acknowledges and agrees to the limitations set forth in Section 11.02(c) hereof on Administrative Agent’s ability to act unilaterally with respect to this Agreement and the other Loan Documents, and (b) agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower due lack of appropriate Lender consent in accordance with the provisions of Section 11.02(c) hereof shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval.  Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper Lender authorization.

ARTICLE XI
MISCELLANEOUS

11.01Notices.

(a)Generally.  Except in the case of notices and other communications expressly permitted to be given by electronic communication (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to Borrower, to it at c/o Rexford Industrial, 11620 Wilshire Boulevard, Suite 300, Los Angeles, California 90025, Attention Adeel Khan (Telecopy No. (310) _____________), (Email Address: akhan@rexfordindustrial.com); with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California

90071, Attention: Dennis B. Arnold, Esq. (Telecopy No. (213) 229-6864), (Email Address: darnold@gibsondunn.com);

(ii)if to Administrative Agent, to it at JPMorgan Chase Bank, N.A., 2029 Century Park East, 38th Floor, Los Angeles, California 90067, Attention Faina Birger (Email Address: faina.birger@jpmorgan.com); and

(iii)if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Notices.  Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices for interest rate elections and advances unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Changes in Address.  Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)Electronic Systems.

(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the other

Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Administrative Agent does not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent have any liability to the Borrower, any Lender, or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

11.02Waivers; Amendments.

(a)No Deemed Waivers; Remedies Cumulative.  No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b) hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Unmatured Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Default or Unmatured Default at the time.

(b)Waivers and Amendments.  No provision of this Agreement or any other Loan Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (including any such Lender that is a Defaulting Lender), (iii) postpone the scheduled date of payment of the principal amount of any

Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, (iv) change Section 3.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (vi) release Guarantor from any of its obligations under the Loan Documents or release all or substantially all of the Mortgaged Property from the lien of the Loan Documents, without the written consent of each Lender (other than any Defaulting Lender), or (vii) permit an assignment by Borrower of any rights or obligations under the Loan Documents, without the written consent of each Lender (other than a Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.

(c)Actions by Administrative Agent; Required Consents. Each Lender authorizes Administrative Agent to enter into the Loan Documents (other than this Agreement) on behalf of, and for the benefit of, the Lenders and to take all actions left to the discretion of the Administrative Agent herein and therein on behalf of, and for the benefit of, the Lenders.  Each Lender agrees that any action taken by Administrative Agent at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and any action taken by Administrative Agent not requiring consent by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) shall be authorized by and binding upon all Lenders.  Notwithstanding the foregoing provisions of this Section 11.02(c), Administrative Agent shall not have the authority to bind the Lenders with respect to any of the following matters without Administrative Agent obtaining the prior written consent of the Required Lenders:

(i)the determination as to whether an Appraisal will be required pursuant to Section 3.14(a)(iv);

(ii)the determination as to whether any Major Lease which is less beneficial to Borrower as Landlord than as set forth on Exhibit E hereto is an Approved Lease;

(iii)the approval of any modification or amendment of a Major Lease which would cause such Major Lease to no longer constitute an Approved Lease;

(iv)the approval of any action described in Section 4.04(a)(iii) hereof;

(v)the exercise of any rights and remedies against Borrower, Guarantor or the Mortgaged Property; provided, however, that Administrative Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim action as it believes necessary to preserve the rights of the Lenders hereunder and in and to the Mortgaged Property, including, without limitation, (i) the delivery of default notices to Borrower or any other Person, (ii) petitioning a court for injunctive relief, the appointment of a receiver or preservation of the proceeds of any collateral, (iii) the making of Advances for the payment of interest, and (iv) the exercise of the cure rights of Administrative Agent under this Agreement and the other Loan Documents; and

(vi)the expenditure of funds by Administrative Agent for which the Lenders are responsible under Section 11.03 hereof to cure Defaults not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate; provided, however, that expenditures to pay any of the following items shall not be subject to the foregoing limitation in amount: (i) real estate taxes, assessments, charges and levies owing with respect to the Mortgaged Property, (ii) insurance premiums owing with respect to insurance coverage required by the Loan Documents, (iii) claims of lienholders with priority over the lien of the Deed of Trust, (iv) expenditures necessary to respond to emergency conditions with respect to the Mortgaged Property, and (v) expenditures necessary to preserve the validity and priority of the lien of the Deed of Trust.

11.03Expenses; Indemnity; Damage Waiver.

(a)Expenses.  Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates, including appraisal fees, inspection fees, title and escrow charges, the cost of Intralinks or a similar electronic workspace, and the reasonable fees, charges and disbursements of counsel for Administrative Agent, in connection with the closing of the Loan and the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any extensions, amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)Borrower Indemnity.  Borrower shall indemnify Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, judgments, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, but excluding indirect, consequential, special or punitive damages (collectively, “Losses”), actually incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the Loan or the use of the proceeds therefrom, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any

Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  The foregoing indemnity set forth in this Section 11.03(b) shall not apply (i) with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim and (ii) to any Losses which are the subject of the Environmental Indemnity Agreement, it being the intention of the parties hereto that Borrower’s liability for environmental matters be governed exclusively by the Environmental Indemnity Agreement and not by this Agreement.

(c)Reimbursement by Lenders.  To the extent that Borrower fails to pay any amount required to be paid by it to Administrative Agent under Section 11.03(a) or (b) hereof, each Lender severally agrees to pay to Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in its capacity as such.

(d)Payment of Amounts Due.  All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

11.04Successors and Assigns.

(a)Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 11.04(c) hereof) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.

(i)Subject to the conditions set forth in Section 11.04(b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)Borrower, provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee; and

(B)Administrative Agent, provided that no consent of Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000 unless each of Borrower and Administrative Agent otherwise consent, provided that no such consent of Borrower shall be required if a Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, the Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

For the purposes of this Section 11.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower, Guarantor, or any of their respecting Affiliates, or (d) a holding company,

investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii)Subject to acceptance and recording thereof pursuant to Section 11.04(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.09, 3.10, 3.11, 4.13(c) and 11.03 hereof).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(c) hereof.

(iv)Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.04(b) hereof and any written consent to such assignment required by Section 11.04(b) hereof, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 3.02(b), 3.12(d) or 11.03(c), Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section.

(c)Participations.

(i)Any Lender may, without the consent of Borrower or Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);

provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant.  Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.09, 3.10 and 3.11 (subject to the requirements and limitations therein, including the requirements under Section 3.11(f) (it being understood that the documentation required under Section 3.11(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.04(b) hereof; provided that such Participant (A) agrees to be subject to the provisions of Section 3.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.09 or 3.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.13(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 hereof as though it were a Lender; provided that such Participant agrees to be subject to Sections 3.12(c) and 10.08 hereof as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register  (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)In no event may a Participant be an Affiliate of Borrower, Guarantor.

(d)Pledges by Lenders.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.05Survival.

All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Unmatured Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 3.09, 3.10, 3.11, 4.13(c) and 11.03 and ARTICLE X hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination the Commitments or the termination of this Agreement or any provision hereof.

11.06Counterparts; Integration; Effectiveness.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents and any separate letter agreements with respect to fees paid to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.07Severability.

Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.08Right of Setoff.

NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 11.02 OF THIS AGREEMENT.  THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

11.09Governing Law; Jurisdiction; Consent to Service of Process.

(a)Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of California, but giving effect to federal laws applicable to national banks.

(b)Consent to Jurisdiction.  Administrative Agent, each Lender and Borrower each hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States Federal or California State court sitting in any County in the State of California in which any of the Property is located, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Borrower or its properties in the courts of any jurisdiction.

(c)Waiver of Objection to Venue.  Administrative Agent, each Lender and Borrower each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 11.09(b) hereof.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

11.10WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

1.WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN PARAGRAPH 2 BELOW, ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.

2.THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING, WITHOUT LIMITATION, SET-OFF), (C)

APPOINTMENT OF A RECEIVER AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING, WITHOUT LIMITATION, WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS).  THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.

3.UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE.  IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).

4.ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

5.THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

6.THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.

11.11WAIVER OF SPECIAL DAMAGES.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ADMINISTRATIVE AGENT AND EACH LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOANS OR THE USE OF THE PROCEEDS THEREOF.

11.12Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

11.13Confidentiality.

Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the Obligations or the enforcement of rights under the Loan Documents or any Swap Agreement, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to Borrower and its obligations, (g) with the consent of Borrower, (h) to holders of equity interests in Borrower, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a non-confidential basis from a source other than Borrower.  For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION  (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWER, THE GUARANTOR, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT BORROWER, THE GUARANTOR, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

11.14Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

11.15USA Patriot Act.

Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent or such Lender to identify Borrower in accordance with the Act.

11.16Administrative Agent Approvals.

With respect to matter under this Agreement requiring the approval or consent of Administrative Agent or any other exercise of discretion by Administrative Agent, Administrative Agent shall exercise its judgment reasonably and in good faith without unreasonable delay after receipt of the necessary information to make a fully informed decision.

11.17Replacement Documentation.

Upon receipt of an affidavit of an officer of Administrative Agent or any of the Lenders as to the loss, theft, destruction or mutilation of a Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.  In the event that Borrower issues such replacement Note or other security document, the Lender who is the payee on the lost, destroyed, mutilated or stolen Note or security document shall indemnify and hold harmless Borrower from any liability incurred by Borrower in connection with the lost, stolen, destroyed or mutilated Note or security document.

11.18Swap Agreements.

All Swap Agreements, if any, between Borrower and any Lender or Affiliate of any Lender are independent agreements governed by the written provisions of said Swap Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan Documents, except as otherwise expressly provided in said written Swap Agreements, and any payoff statement from Administrative Agent relating to the Loans shall not apply to said Swap Agreements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement as of the day and year first above written.

BORROWER:

REXFORD INDUSTRIAL – SDLAOC, LLC,

a Delaware limited liability company

By:Rexford Industrial Realty, L.P.,

a Maryland limited partnership,

its Managing Member

By:Rexford Industrial Realty, Inc.,

a Maryland corporation,

its General Partner

By:_/s/ Howard Schwimmer_______

Name: _Howard Schwimmer_______

Title:  Co-Chief Executive Officer

ADMINISTRATIVE AGENT/LENDER:

JPMORGAN CHASE BANK, N.A.,
a national bank association

By:_/s/ Krista Valley________________________
Name: _Krista Valley________________________
Title: _Authorized Officer____________________

S-1

Schedule 1.01

Lenders

Name	Address	Commitment
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A. 2029 Century Park East, 38th Floor Los Angeles, California 90067 Attention: Faina Birger	$48,500,000.00

Schedule 1.01-1

EXHIBIT A-1

LEGAL DESCRIPTION OF 9404 CABOT PROPERTY

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 4947, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A CONSOLIDATION AND DIVISION OF PARCELS 2 AND 3 OF PARCEL MAP NO. 2647, WHICH IS A DIVISION OF LOT 6 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

PARCEL B:

A NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCEL 2 OF PARCEL MAP NO. 4947, FOR INGRESS AND EGRESS OVER AND ACROSS THAT PORTION OF THE CABOT EASEMENT PREMISES AS DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT DEED RECORDED AUGUST 19, 1977, AS FILE/PAGE NO. 77-339425, OF OFFICIAL RECORDS OF SAN DIEGO COUNTY.

A1-1

EXHIBIT A-2

LEGAL DESCRIPTION OF 9455 CABOT PROPERTY

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 2641, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A DIVISION OF LOT 5 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

PARCEL B:

AN EASEMENT TOGETHER WITH THE RIGHT TO GRANT AND TRANSFER THE SAME, FOR RAILROAD AND RELATED PURPOSES, INCLUDING ALL MAINTENANCE ACTIVITIES RELATED THERETO, OVER THE EASTERLY 12.50 FEET OF PARCEL 2 OF PARCEL MAP NO. 4004, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A DIVISION OF PARCEL 2 OF PARCEL MAP NO. 2641, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, SAID PARCEL MAP NO. 2641, BEING A DIVISION OF LOT 5 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

A2-1

EXHIBIT A-3

LEGAL DESCRIPTION OF 9340 CABOT PROPERTY

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL 1 OF PARCEL MAP NO. 3549, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A DIVISION OF PARCEL 1 OF PARCEL MAP NO. 2647, BEING A DIVISION OF A PORTION OF LOT 6 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

A3-1

EXHIBIT A-4

LEGAL DESCRIPTION OF 9855 DISTRIBUTION PROPERTY

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 12403, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY OCTOBER 29, 1982.

PARCEL B:

A PERPETUAL, NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF VEHICULAR AND PEDESTRIAN ACCESS, INGRESS AND EGRESS OVER THE EXISTING DRIVEWAY, BEING MORE PARTICULARLY DESCRIBED IN THE RECIPROCAL EASEMENT AGREEMENT DATED AUGUST 7, 2000 AND RECORDED AUGUST 7, 2000 AS INSTRUMENT NO. 2000-0416402 OF OFFICIAL RECORDS.

PARCEL C:

A PERPETUAL, NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF VEHICULAR AND PEDESTRIAN ACCESS, INGRESS AND EGRESS, BEING MORE PARTICULARLY DESCRIBED IN THE RECIPROCAL EASEMENT AGREEMENT DATED DECEMBER 10, 2001 AND RECORDED DECEMBER 17, 2001 AS INSTRUMENT NO. 2001-0925651 OF OFFICIAL RECORDS.

A4-1

EXHIBIT A-5

LEGAL DESCRIPTION OF 9755 DISTRIBUTION PROPERTY

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

LOT 4 OF G-W INDUSTRIAL PARK ANNEX, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 7813, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 17, 1973.

A5-1

EXHIBIT A-6

LEGAL DESCRIPTION OF 14955-14791 E. SALT LAKE PROPERTY

Real property in the City of Industry, County of Los Angeles, State of California, described as follows:

ALL OF LOT 7 AND THAT PORTION OF LOT 6, BOTH IN BLOCK 22 OF TRACT NO. 1343, IN THE CITY OF INDUSTRY, AS PER MAP RECORDED IN BOOK 20 PAGES 10 AND 11 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING SOUTHERLY OF THE CENTERLINE OF THAT CERTAIN STRIP OF LAND, 200.00 FEET WIDE, DESCRIBED IN EASEMENT TO LOS ANGELES COUNTY FLOOD CONTROL DISTRICT, RECORDED IN BOOK 18176 PAGE 173 OFFICIAL RECORDS OF SAID COUNTY.

EXCEPT THEREFROM THAT PORTION OF SAID LOT 6 LYING NORTHWESTERLY OF THE NORTHEAST PROLONGATION OF THE NORTHWESTERLY LINE OF SAID LOT 7.

ALSO EXCEPT THEREFROM ALL MINERALS AND MINERAL RIGHTS OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OIL AND GAS RIGHTS THERETO, TOGETHER WITH THE SALE, EXCLUSIVE AND PERPETUAL RIGHT TO EXPLORE FOR, REMOVE AND DISPOSE OF SAID MINERALS BY ANY MEANS OR METHODS SUITABLE TO THE GRANTOR, ITS SUCCESSORS AND ASSIGNS, BUT WITHOUT ENTERING UPON OR USING THE SURFACE OF THE LANDS HEREBY CONVEYED, AND IN SUCH A MANNER AS NOT TO DAMAGE THE SURFACE OF SAID LANDS OR TO INTERFERE WITH THE USE THEREOF BY THE GRANTEE, ITS SUCCESSORS OR ASSIGNS, AS RESERVED BY E.C. WOODWARD AND CITIZENS NATIONAL TRUST & SAVINGS BANK OF LOS ANGELES, AS TRUSTEE AND THE WILL OF AUGUST V. RANDORF, DECEASED, IN A DEED RECORDED FEBRUARY 20, 1957 AS INSTRUMENT NO. 1304 IN BOOK 53698 PAGE 126 OF OFFICIAL RECORDS.

A PORTION OF SAID LAND IS ALSO KNOWN AS PARCEL 4 OF PARCEL MAP NO. 120 FILED IN BOOK 97, PAGE 72 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

A6-1

EXHIBIT A-7

LEGAL DESCRIPTION OF 5235 E. HUNTER PROPERTY

Real property in the City of Anaheim, County of Orange, State of California, described as follows:

PARCEL 2 OF PARCEL MAP NO. 86-188, IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 213, PAGES 11 AND 12 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

EXCEPT THEREFROM ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES, IN, UPON AND UNDER SAID SUBJECT PROPERTY BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF, WITHOUT THE RIGHT OF SURFACE ENTRY FOR THE PURPOSE OF REMOVING OR EXTRACTING THE SAME, AS RESERVED IN DEEDS RECORDED JUNE 21, 1965 IN BOOK 7563, PAGES 252, 257 AND 262 OF OFFICIAL RECORDS, BY AUGUST BIEGER AND OTHERS.

APN: 346-211-27, 346-211-18 AND 29

A7-1

EXHIBIT A-8

LEGAL DESCRIPTION OF 3880 W. VALLEY PROPERTY

Real property in the City of Pomona, County of Los Angeles, State of California, described as follows:

PARCEL 1:Assessor’s Parcel Number: 8709-026-005

THAT PORTION OF SECTION 33 AND SECTION 34, TOWNSHIP 1 SOUTH, RANGE 9 WEST, SAN BERNARDINO MERIDIAN, AND THAT PORTION OF RANCHO LOS NOGALES, IN THE CITY OF POMONA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAPS RECORDED IN BOOK 3, PAGES 164 AND 165 OF PATENTS, AND IN BOOK 6, PAGES 248 AND 249 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF VALLEY BOULEVARD (66 FEET IN WIDTH) WITH THE NORTHWESTERLY RIGHT-OF-WAY LINE OF THE SOUTHERN PACIFIC RAILROAD (100 FEET IN WIDTH) AS SAID RIGHT-OF-WAY LINE AS SHOWN ON RECORD OF SURVEY FILED IN BOOK 76, PAGES 51 TO 56 INCLUSIVE OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID POINT OF COMMENCEMENT ALSO BEING THE NORTHEASTERLY TERMINUS OF THAT CERTAIN COURSE SHOWN ON SAID RECORD OF SURVEY AS HAVING A BEARING OF NORTH 32° 29’ 32.55” EAST AND A LENGTH OF 4325.36 FEET; THENCE SOUTH 32° 29’ 32.55” WEST ALONG SAID RAILROAD RIGHT-OF-WAY, A DISTANCE OF 1128.69 FEET TO THE POINT OF BEGINNING, SAID POINT BEING ON THE CENTER LINE OF A 30.00 FOOT EASEMENT IN FAVOR OF THE OWNER OF THE 105.42 ACRE AND THE 144.56 ACRE TRACTS OF LAND CONVEYED TO CHARLES M. WRIGHT BY DEED RECORDED IN BOOK 1705, PAGE 148 OF DEEDS; THENCE NORTH 53° 00’ 55” WEST ALONG A CENTER LINE 346.08 FEET TO THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF SAID VALLEY BOULEVARD;

THENCE SOUTH 49° 52’ 58” WEST ALONG SAID RIGHT-OF-WAY LINE A DISTANCE OF 418.81 FEET TO THE INTERSECTION OF THAT CERTAIN COURSE DESCRIBED IN DEED RECORDED DECEMBER 14, 1962 IN BOOK D-1856, PAGE 352, OFFICIAL RECORDS AS INSTRUMENT NO. 5608 AS HAVING A BEARING OF NORTH 40° 08’ 31” WEST AND A LENGTH OF 50.00 FEET, WITH SAID SOUTHEASTERLY RIGHT-OF-WAY LINE OF VALLEY BOULEVARD; THENCE ALONG THE EASTERLY LINE OF THAT PARCEL DESCRIBED IN THE AFOREMENTIONED DEED RECORDED IN BOOK D-1856 THE FOLLOWING COURSES; SOUTH 40° 08’ 31” EAST 50.00 FEET; SOUTH 19° 51’ 19” WEST 108.27 FEET, SOUTH 03° 51’ 29” EAST 251.38 FEET, SOUTH 86° 08’ 31” WEST 5.00 FEET, SOUTH 03° 51’ 29” EAST 148.69 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY AND HAVING A RADIUS OF 850.00 FEET; THENCE SOUTHERLY ALONG SAID CURVE 539.13 FEET TO A POINT, SAID POINT BEING THE SOUTHERLY TERMINUS OF SAID CURVE, A RADIAL LINE THROUGH SAID POINT BEARS SOUTH 57° 31’ 02” EAST; THENCE RADIAL TO SAID CURVE AND

A8-1

LEAVING SAID EASTERLY LINE SOUTH 57° 31’ 02” EAST 0.29 FEET TO A POINT IN THE AFOREMENTIONED NORTHWESTERLY RIGHT-OF-WAY LINE OF THE SOUTHERN PACIFIC RAILROAD; THENCE ALONG SAID NORTHWESTERLY LINE NORTH 32° 29’ 32.55” EAST 1321.98 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS NOW OR AT ANY TIME HEREAFTER SITUATED BELOW A DEPTH OF 500 FEET (BUT WITH NO RIGHT TO USE OF THE SURFACE AND FROM THE SURFACE TO A DEPTH OF 500 FEET BELOW THE SURFACE) MEASURED VERTICALLY FROM THE CONTOUR OF THE SURFACE THEREOF, RECORDED OCTOBER 14, 1975 AS INSTRUMENT NO. 3234, OFFICIAL RECORDS.

PARCEL 2:

AN EASEMENT FOR “RANCH ROAD” PURPOSES, OVER A STRIP OF LAND 15 FEET WIDE, NORTHERLY OF AND PARALLEL WITH THE NORTHEASTERLY BOUNDARY OF PARCEL 1, AS CREATED BY THAT CERTAIN INSTRUMENT RECORDED IN BOOK 1705 PAGE 148, OF DEEDS.

A8-2

EXHIBIT B

PROMISSORY NOTE

$____________[Date]

REXFORD INDUSTRIAL – SDLAOC, LLC, a Delware limited liability company (“Borrower”), promises to pay to the order of __________________________ (“Lender”) _________________________ DOLLARS ($__________________), or if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the Agreement (as hereinafter defined), together with interest on the unpaid principal amount hereof in the manner set forth in the Agreement.  Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Maturity Date.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Loan and Security Agreement dated as of June 24, 2014 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among Borrower, the lenders referenced therein, including Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured and guaranteed pursuant to the Loan Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

BORROWER:

REXFORD INDUSTRIAL – SDLAOC, LLC,

a Delaware limited liability company

By:Rexford Industrial Realty, L.P.,

a Maryland limited partnership,

its Managing Member

By:Rexford Industrial Realty, Inc.,

a Maryland corporation,

its General Partner

By:____________________________

Name: _________________________

Title:  Co-Chief Executive Officer

B-1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below  (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:______________________________

2.	Assignee:______________________________

[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:Rexford Industrial – SDLAOC, LLC
4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Loan Agreement
5.

Credit Agreement:The $48,500,000.00 Loan and Security Agreement dated as of June 24, 2014 among Rexford Industrial – SDLAOC, LLC, the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$	$	%
	$	$	%
	$	$	%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information  (which may contain material non-public information about Borrower, the Guarantor, and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[SIGNATURES ON THE FOLLOWING PAGE]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR: __________________________________, a _________________________________ By:________________________________ Name: _____________________________ Title: ______________________________
ASSIGNEE: __________________________________, a _________________________________ By:________________________________ Name: _____________________________ Title: ______________________________

[Consented to and] Accepted:

ADMINISTRATIVE AGENT:

__________________________________,
a _________________________________

By:________________________________
Name: _____________________________
Title: ______________________________

[Consented to:]

[BORROWER:

__________________________________,
a _________________________________

By:________________________________
Name: _____________________________
Title: ______________________________

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.11 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

EXHIBIT D

LIMITED RECOURSE AND GUARANTY PROVISIONS

A.Notwithstanding anything herein to the contrary, at all times prior to the payment in full of the Obligations, Borrower and Guarantor shall have unlimited liability for the payment and performance of the Obligations if:

1.there occurs any sale, exchange, conveyance, transfer, mortgage, assignment, pledge or encumbrance, either voluntarily or involuntarily, of any right, title or interest of Borrower in and to the Property or any portion thereof or in a direct or indirect interest in Borrower which, in any case, is either (i) not permitted under the Loan Documents (other than as the result of any enforcement actions taken by Administrative Agent or any Lender pursuant to the Loan Documents) or otherwise approved by Administrative Agent in writing in each case, or (ii) any Lien other than Liens securing or resulting from (aa) claims of Persons supplying labor or materials to the Property (“Mechanics Liens”), (bb) non-delinquent taxes, assessments and governmental charges levied upon, assessed or charged against the Property (“Tax Liens”), (cc) the Loan Documents (including, without limitation, any enforcement actions taken by Administrative Agent or any Lender pursuant to the Loan Documents), (dd) matters disclosed in the Title Policy, (ee) matters being contested pursuant to and in accordance with the Loan Documents; (ff) Permitted Encumbrances (including for purposes of this section any Leases); or (gg) matters specifically approved in writing by Administrative Agent in each case; or

2.Borrower voluntarily files a bankruptcy petition or the assignment for the benefit of creditors (or any similar state law insolvency proceeding); or

3.Any involuntary bankruptcy proceeding is filed against Borrower:

(a)by Guarantor or by any general partner, managing member or other constituent entity or affiliate of Borrower or Guarantor (each a “Restricted Entity”);

(b)by any Person acting at the direction or request of, or in collusion or by agreement with, Borrower, Guarantor or any Restricted Entity of either of them, or

(c)by any other Person if Borrower fails to oppose in court such filing in good faith by asserting factually and legally appropriate defenses available as a defense to an involuntary bankruptcy proceeding, or Borrower, Guarantor or any Restricted Entity of either of them otherwise consents to, acquiesces in, agrees with, files court papers in any way supportive of, or joins in such filing.

B.In addition, notwithstanding anything herein to the contrary, at all times prior to the payment in full of the Obligations, the Guarantor guaranties  to the Administrative Agent for the benefit of the Lenders, the full and prompt payment of, and agrees to pay protect, guarantee, indemnify, defend and hold harmless the Administrative Agent and the Lenders from and against, any liability, loss, damage, costs and expenses (including legal fees and disbursements) actually suffered by the Administrative Agent or the Lenders, and caused by or related to or as a result of the following:

1.any willful misconduct, fraud or material misrepresentation in any of the Loan Documents by Borrower, Guarantor, or any Affiliate, or any of their respective partners, shareholders, members, officers, or directors;

2.any intentional physical waste by Borrower, Guarantor or any of their respective Affiliates with respect to any portion of the Property;

3.the removal or disposal by, or at the direction or request of, or in collusion or by agreement with, Borrower, Guarantor or any Restricted Entity of either of them, of any property in which Administrative Agent on behalf of the Lender has a Lien, in violation of the terms of the Loan Documents;

4.any failure of Borrower to maintain the insurance coverages required under the Loan Documents, provided, however, that Guarantor shall not be liable to the extent (i) Borrower is unable to pay for such insurance coverage because there are not sufficient funds generated by operations of the Property available to Borrower under the terms of the Loan Documents to make such payments, and (ii) Borrower provides at least thirty (30) days’ notice to Administrative Agent that Borrower will not maintain the required insurance coverages as a result of the circumstances described in clause (i) above; provided, further, that Guarantor shall have no liability hereunder for Borrower’s failure to pay insurance premiums during any period in which Administrative Agent has required Borrower to deposit insurance premiums into an impound account with Administrative Agent (unless Administrative Agent has disbursed to Borrower an amount not less than the required insurance premiums from such impound account for the payment of such premiums);

5.any misapplication or misappropriation by Borrower or Guarantor of any insurance proceeds or condemnation awards in a manner not permitted by the Loan Documents;

6.any failure by Borrower to pay to Administrative Agent all revenues received by or on behalf of Borrower from the operation or ownership of the Property during the continuance of any Default, less only that portion of such revenues which is actually used by Borrower to operate the Property in the ordinary course of business pursuant to the terms of the Loan Documents (except to the extent that Borrower did not have the legal right to pay such revenues to Administrative Agent because of bankruptcy, receivership or similar judicial proceeding);

7.any Mechanics Liens arising in connection with labor or materials performed or supplied at the request or direction of Borrower, Guarantor or any Restricted Entity of either of them, that are either not (i) being contested pursuant to and in accordance with the Loan Documents, or (ii) bonded in a manner reasonably acceptable to Administrative Agent or discharged within thirty (30) days after Borrower first receives notice of the recording of such Mechanics Liens;

8.any Tax Liens that are either not (i) being contested pursuant to and in accordance with the Loan Documents, or (ii) bonded in a manner reasonably acceptable to Administrative Agent or discharged within thirty (30) days after Borrower first receives notice of the recording of such Tax Liens; or

9.the execution by Borrower after the date hereof of any Lease that is not an Approved Lease;

10.any and all rent abatement and/or offsets taken or asserted by any Lessee under any Lease (whether pursuant to the express terms of such Lease or applicable law) (i) against a receiver appointed over any portion of the Property (a “Receiver”), or (ii) in the event Administrative Agent, any Lender or any Affiliate or nominee of Administrative Agent or any Lender (as the case may be, a “Successor Owner”) shall acquire all or any portion of the Property pursuant to a foreclosure (whether judicial or non-judicial), a receivership sale, or by acceptance of a deed-in-lieu of foreclosure (a “Foreclosure Transfer”), against any such Successor Owner as a result of any failure by Borrower to perform any obligations of Borrower under such Lease prior to the appointment of such Receiver or the consummation of such Foreclosure Transfer (as evidenced by the recordation of the applicable trustee’s deed or grant deed in the official records of the applicable county); or

11.any security deposit paid to the lessee pursuant to that certain lease dated June 11, 2011 between Borrower (or Borrower’s predecessor in title), as landlord, and Miramar Transportation, Inc. with respect to the 9340 Cabot Property, but only to the extent that such security deposit is not actually delivered by Borrower to Administrative Agent or the applicable Successor Owner in connection with any Foreclosure Transfer of such 9340 Cabot Property.

C.These provisions are in addition to, and not in limitation of, the obligations of the Guarantor under the Environmental Indemnity.

EXHIBIT E

APPROVED LEASE TERMS

A Major Lease shall be an Approved Lease if, and only if, (a) such Major Lease is approved by Administrative Agent in writing, or (b) if such Major Lease is “deemed” approved by Administrative Agent.  Administrative Agent shall be “deemed” to have approved any Lease that: (i) is on the Form Lease with no material deviations except as approved by Administrative Agent; (ii) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease; (iii) is received by Administrative Agent, together with any guaranty(ies) and, if requested by Administrative Agent, all financial information received by Borrower regarding the tenant and any guarantor(s), within fifteen (15) days after execution; (iv) reflects an arm’s length transaction; (v) contains no option or right of first refusal to purchase all or any portion of the affected Property or any present or future interest therein; (vi) requires the tenant to execute and deliver to Administrative Agent an estoppel certificate in form and substance acceptable to Administrative Agent within ten (10) Business Days after notice from Administrative Agent; (vii) does not cover in excess of fifty percent (50%) of the net rentable square feet of the applicable Improvements or have an effective rental rate that is less than the applicable Minimum Rental Rate; and (viii) is subject to a subordination, non-disturbance and attornment agreement in form and substance satisfactory to Administrative Agent.  Prior to execution, Borrower shall provide to Administrative Agent via nationally recognized overnight courier a written request for approval (which request shall specifically reference this Section of this Agreement) of each Lease that does not meet the foregoing requirements for “deemed” approval by Administrative Agent, which request shall be accompanied by a correct and complete copy of the applicable Lease, including any exhibits, and any guaranty(ies) thereof.  Borrower shall pay all reasonable costs incurred by Administrative Agent in reviewing and approving Leases and any guaranties thereof, and also in negotiating subordination agreements and subordination, nondisturbance and attornment agreements with tenants, including reasonable attorneys’ fees and costs.  Notwithstanding the foregoing, no Lease shall be deemed approved by Administrative Agent as provided above unless and until Administrative Agent shall have received and approved the Form Lease (which approval shall not be unreasonably withheld, conditioned or delayed).

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EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[  ]

F1-1

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

F2-1

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

F3-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

F3-2

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:

F4-1

Title:

Date: ________ __, 20[  ]

F4-2

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

This Compliance Certificate (“Certificate”) is delivered with reference to that certain Loan and Security Agreement dated as of June ___, 2014, between REXFORD INDUSTRIAL – SDLAOC, LLC, a Delaware limited liability company (“Borrower”), JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (“Administrative Agent”), and the Lenders from time to time party thereto (as amended, restated or otherwise modified from time to time, the “Loan Agreement”).  Terms defined in the Loan Agreement and not otherwise defined in this Certificate shall have the meanings defined for them in the Loan Agreement.  Section references in this Certificate relate to the Loan Agreement unless stated otherwise.

This Certificate is delivered by Borrower in accordance with Section 4.11(a)(iii) of the Loan Agreement.  This Certificate is delivered with respect to the twelve-month period ended June 30, 20____ (the “Test Period”).

I.Section 4.16 – Debt Yield.  As of the end of the Test Period, the Debt Yield was ______%.

Debt Yield Calculation:  Debt Yield equals:

NOI:   $_____________

Divided by:

Aggregate Commitment$_____________

Equals:_____%

Pursuant to Section 4.16, Debt Yield must be no less than 9.25%.

A review of the activities of Borrower during the Test Period has been made under the supervision of the undersigned with a view to determining whether during such Test Period Borrower and Guarantor performed and observed all of their respective obligations under the Loan Documents.  To the best knowledge of the undersigned, during the Test Period, all covenants and conditions have been so performed and observed and no Default or Unmatured Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower and/or Guarantor has taken or proposes to take the following actions (if none, so state):

________________________________________________________________________________________________________________________________________________

G-1

__________________________________________________________________________________________

The undersigned certifies that the calculations made and the information contained herein are derived from and correctly reflect the books and records of Borrower.

[Signature on the Following Page]

G-2

Dated:  _______________, 20____.

BORROWER:
REXFORD INDUSTRIAL – SDLAOC, LLC, a Delaware limited liability company By:_________________________________ Name: ______________________________ Title: _______________________________

G-1

EXHIBIT H

ENVIRONMENTAL REPORTS

1.Phase I Environmental Site Assessment dated May 23, 2014, prepared by ADR Environmental Group, Inc., with respect to the 9340 Cabot Property.

2.Phase I Environmental Site Assessment dated May 23, 2014, prepared by ADR Environmental Group, Inc., with respect to the 9404 Cabot Property.

3Phase I Environmental Site Assessment dated May 23, 2014, prepared by ADR Environmental Group, Inc., with respect to the 9455 Cabot Property.

4.Phase I Environmental Site Assessment dated May 23, 2014, prepared by ADR Environmental Group, Inc., with respect to the 9755 Distribution Property.

5.Phase I Environmental Site Assessment dated May 14, 2014, prepared by ADR Environmental Group, Inc., with respect to the 9855 Distribution Property.

6.Phase I Environmental Site Assessment dated May 23, 2014, prepared by ADR Environmental Group, Inc., with respect to the 5235 E. Hunter Property.

7.Subsurface Investigation Report dated June 12, 2014, prepared by ADR Environmental Group, Inc., with respect to the 5235 E. Hunter Property.

8.Phase I Environmental Site Assessment dated May 23, 2014, prepared by ADR Environmental Group, Inc., with respect to the 14955-14791 E. Salt Lake Property.

9.Subsurface Investigation Report dated June 12, 2014, prepared by ADR Environmental Group, Inc., with respect to the 14955-14791 E. Salt Lake Property.

10.Phase I Environmental Site Assessment dated May 23, 2014, prepared by ADR Environmental Group, Inc., with respect to the 3880 W. Valley Property.

11.Subsurface Investigation Report dated June 16 2014, prepared by ADR Environmental Group, Inc., with respect to the 3880 W. Valley Property.

H-1

EXHIBIT I

PHYSICAL CONDITION REPORTS

1.Physical Condition Report dated May 13, 2014, prepared by Andersen Environmental with respect to the 9340 Cabot Property.

2.Physical Condition Report dated May 13, 2014, prepared by Andersen Environmental with respect to the 9404 Cabot Property.

3Physical Condition Report dated May 14, 2014, prepared by Andersen Environmental with respect to the 9455 Cabot Property.

4.Physical Condition Report dated May 14, 2014, prepared by Andersen Environmental with respect to the 9755 Distribution Property.

5.Physical Condition Report dated May 14, 2014, prepared by Andersen Environmental with respect to the 9855 Distribution Property.

6.Physical Condition Report dated May 13, 2014, prepared by Andersen Environmental with respect to the 5235 E. Hunter Property.

7.Physical Condition Report dated May 15, 2014, prepared by Andersen Environmental with respect to the 14955-14791 E. Salt Lake Property.

8.Physical Condition Report dated May 12, 2014, prepared by Andersen Environmental with respect to the 3880 W. Valley Property.

I-1